UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 14, 2016

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

Item 8.01.    Other Events.

The purpose of this Current Report on Form 8-K is to file the financial statements and pro forma financial information described in Item 9.01 below.

Item 9.01.    Financial Statements, Pro Forma Financial Information and Exhibits.

The following Exhibits are filed with this Current Report on Form 8-K:

    (a) Financial statements of businesses acquired:

    (b) Pro Forma Financial Information:

Introduction	S-69
Unaudited Pro Forma Condensed Combined Statement of Financial Condition as of June 30, 2016 Reflecting the Transactions	S-70
Unaudited Pro Forma Condensed Combined Statements of Income for the Six Months Ended June 30, 2016 Reflecting the Transactions	S-71
Unaudited Pro Forma Condensed Combined Consolidated Statements of Income for the year ended December 31, 2015 Reflecting the Transactions	S-72
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	S-73

    (d) Exhibits:

23.1    Consent of Deloitte & Touche LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and
Chief Financial Officer

Dated: September 14, 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Ocean Shore Holding Co. and subsidiaries:

We have audited the accompanying consolidated statements of financial condition of Ocean Shore Holding Co. and subsidiaries (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of income and comprehensive income, statement of changes in equity, and cash flows for each of the three years in the period ended December 31, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Ocean Shore Holding Co. and subsidiaries at December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2015, based on criteria established in “Internal Control—Integrated Framework (2013)” issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated March 11, 2016 expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ Deloitte & Touche LLP

Philadelphia, PA

March 11, 2016

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except par value amounts)

	December 31,
	2015	2014
ASSETS
Cash and amounts due from depository institutions	$7,496	$9,023
Interest-earning bank balances	80,214	71,284

Cash and cash equivalents	87,710	80,307
Investment securities held to maturity (estimated fair value—$1,137 at December 31, 2015 and $1,278 at December 31, 2014)	1,084	1,201
Investment securities available for sale (amortized cost—$113,944 at December 31, 2015 and $112,205 at December 31, 2014)	111,908	110,116
Loans—net of allowance for loan losses of $3,190 and $3,760 at December 31, 2015 and 2014	783,948	774,017
Accrued interest receivable:
Loans	2,330	2,304
Investment securities	21	33
Federal Home Loan Bank stock—at cost	5,864	6,039
Office properties and equipment—net	12,359	12,870
Prepaid expenses and other assets	2,242	3,161
Real estate owned	1,814	650
Cash surrender value of life insurance	24,457	23,828
Deferred tax asset	4,572	5,062
Goodwill	4,630	4,630
Other intangible assets	440	536

TOTAL ASSETS	$1,043,379	$1,024,754

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Non-interest bearing deposits	$190,614	$98,417
Interest bearing deposits	621,419	688,661
Advances from Federal Home Loan Bank	105,000	110,000
Junior subordinated debentures	—	7,217
Advances from borrowers for taxes and insurance	4,591	4,026
Accrued interest payable	589	879
Other liabilities	9,377	9,743

Total liabilities	931,590	918,943

COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 25,000,000 shares authorized, 7,307,590 issued, 6,403,058 and 6,393,344 outstanding shares at December 31, 2015 and 2014	73	73
Additional paid in capital	66,397	66,059
Retained earnings—partially restricted	62,480	57,055
Treasury stock—at cost: 904,532 and 914,246 at December 31, 2015 and 2014	(12,694)	(12,678)
Common stock acquired by employee benefit plans	(2,297)	(2,639)
Deferred compensation plans trust	(783)	(608)
Accumulated other comprehensive loss	(1,387)	(1,451)

Total stockholders’ equity	111,789	105,811

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,043,379	$1,024,754

See notes to consolidated financial statements.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollars in thousands, except per share amounts)

	Years Ended December 31,
	2015	2014	2013
INTEREST AND DIVIDEND INCOME:
Taxable interest and fees on loans	$32,715	$32,785	$32,094
Taxable interest on mortgage-backed securities	1,408	1,368	1,393
Non-taxable interest on municipal securities	4	7	69
Taxable interest and dividends on investments securities	1,023	1,207	1,416

Total interest and dividend income	35,150	35,367	34,972

INTEREST EXPENSE:
Deposits	2,537	2,546	3,053
Borrowings	4,159	5,020	5,459

Total interest expense	6,696	7,566	8,512

NET INTEREST INCOME	28,454	27,801	26,460
PROVISION FOR LOAN LOSSES	689	462	757

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	27,765	27,339	25,703

OTHER INCOME:
Service charges	1,986	1,753	2,098
Increase in cash surrender value of life insurance	629	633	665
Gain on sale or call of securities	3	95	3
Other	1,772	1,765	1,697

Total other income	4,390	4,246	4,463

OTHER EXPENSES:
Salaries and employee benefits	12,864	12,684	12,436
Occupancy and equipment	5,001	5,095	5,100
Federal insurance premiums	551	535	541
Advertising	419	429	412
Professional services	1,054	1,035	1,318
Real estate owned activity	144	61	270
Charitable contributions	178	141	147
Other operating expenses	1,677	1,785	1,748

Total other expenses	21,888	21,765	21,972

INCOME BEFORE INCOME TAXES	10,267	9,820	8,194

INCOME TAXES:
Current	2,936	4,587	1,238
Deferred	463	(1,065)	1,607

Total income taxes	3,399	3,522	2,845

NET INCOME	$6,868	$6,298	$5,349

OTHER COMPREHENSIVE INCOME, NET OF TAX
Unrealized gain (loss) on available for sale securities	27	1,375	(2,761)
Unrealized gain (loss) on post retirement life benefit	37	(159)	138

Total other comprehensive income, net of tax	64	1,216	(2,623)

TOTAL COMPREHENSIVE INCOME	$6,932	$7,514	$2,726

Earnings per share basic	$1.14	$1.00	$0.82
Earnings per share diluted	$1.12	$0.98	$0.81

See notes to consolidated financial statements.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2015, 2014 AND 2013

(Dollars in thousands)

					Common Stock	Deferred	Accumulated
		Additional			Acquired for	Compensation	Other	Total
	Common	Paid-In	Retained	Treasury	Employee	Plans	Comprehensive	Stockholders’
	Stock	Capital	Earnings	Stock	Benefit Plans	Trust	(Loss)	Equity
BALANCE—January 1, 2013	$73	$64,842	$48,518	$(4,777)	$(3,323)	$(561)	$(44)	$104,776
Comprehensive income:
Net income	—	—	5,349	—	—	—	—	5,349
Other comprehensive income—
Unrealized holding loss arising from adjustment to Post Retirment Life Benefit	—	—	—	—	—	—	138	138
Unrealized holding gain arising during the period (net of tax of ($1,854))	—	—	—	—	—	—	(2,761)	(2,761)

Total comprehensive income								2,726
Purchase of treasury stock	—	—	—	(965)	—	—	—	(965)
Unallocated ESOP shares commited to employees	—	—	—	—	342	—	—	342
Excess of fair value above cost of ESOP shares committed to be released	—	178	—	—	—	—	—	178
Non-vested shares	—	218	—	—	—	—	—	218
Stock options	—	163	—	—	—	—	—	163
Stock options Exercised	—	—	—	438	—	—	—	438
Purchase of shares by deferred compensation plans trust	—	—	—	—	—	(25)	—	(25)
Current year dividends declared	—	—	(1,667)	—	—	—	—	(1,667)
Unallocated ESOP dividends applied to ESOP loan payment	—	—	87	—	—	—	—	87

BALANCE—December 31, 2013	$73	$65,401	$52,287	$(5,304)	$(2,981)	$(586)	$(2,667)	$106,223

Comprehensive income:
Net income	—	—	6,298	—	—	—	—	6,298
Other comprehensive income—
Unrealized holding loss arising from adjustment to Post Retirment Life Benefit	—	—	—	—	—	—	(159)	(159)
Unrealized holding gain arising during the period (net of tax of $923)	—	—	—	—	—	—	1,375	1,375

Total comprehensive income								7,514
Purchase of treasury stock	—	—	—	(7,473)	—	—	—	(7,473)
Unallocated ESOP shares commited to employees	—	—	—	—	342	—	—	342
Excess of fair value above cost of ESOP shares committed to be released	—	145	—	—	—	—	—	145
Non-vested shares	—	361	—	—	—	—	—	361
Stock options	—	184	—	—	—	—	—	184
Stock options Exercised	—	(32)	—	99	—	—	—	67
Purchase of shares by deferred compensation plans trust	—	—	—	—	—	(22)	—	(22)
Current year dividends declared	—	—	(1,616)	—	—	—	—	(1,616)
Unallocated ESOP dividends applied to ESOP loan payment	—	—	86	—	—	—	—	86

BALANCE—December 31, 2014	$73	$66,059	$57,055	$(12,678)	$(2,639)	$(608)	$(1,451)	$105,811

Comprehensive income:
Net income	—	—	6,868	—	—	—	—	6,868
Other comprehensive income—
Unrealized holding loss arising from adjustment to Post Retirment Life Benefit	—	—	—	—	—	—	37	37
Unrealized holding gain arising during the period (net of tax of -$26)	—	—	—	—	—	—	27	27

Total comprehensive income								6,932
Purchase of treasury stock	—	—	—	(3,608)	—	—	—	(3,608)
Unallocated ESOP shares commited to employees	—	—	—	—	342	—	—	342
Excess of fair value above cost of ESOP shares committed to be released	—	181	—	—	—	—	—	181
Non-vested shares	—	299	—	—	—	—	—	299
Stock options	—	175	—	—	—	—	—	175
Stock options Exercised	—	(317)	—	3,592	—	—	—	3,275
Purchase of shares by deferred compensation plans trust	—	—	—	—	—	(175)	—	(175)
Current year dividends declared	—	—	(1,514)	—	—	—	—	(1,514)
Unallocated ESOP dividends applied to ESOP loan payment	—	—	71	—	—	—	—	71

BALANCE—December 31, 2015	$73	$66,397	$62,480	$(12,694)	$(2,297)	$(783)	$(1,387)	$111,789

See notes to consolidated financial statements.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Years Ended December 31,
	2015	2014	2013
OPERATING ACTIVITIES:
Net income	$6,868	$6,298	$5,349
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	878	1,280	600
Provision for loan losses	689	462	757
Deferred income taxes	463	(1,065)	1,607
Stock based compensation expense	997	1,032	903
Gain on sale/call of AFS securities	(3)	(95)	(3)
Premium paid on redemption of junior subordinated debt	94	54	112
Cash surrender value of life insurance	(629)	(633)	(665)
Loss on sale of office properties and equipment	1	—	—
Valuation adjustment on real estate owned	59	—	—
Changes in assets and liabilities which provided (used) cash:
Accrued interest receivable	(14)	196	48
Prepaid expenses and other assets	919	(99)	2,512
Accrued interest payable	(290)	(145)	(233)
Other liabilities	(329)	1,439	(287)

Net cash provided by operating activities	9,703	8,724	10,700

INVESTING ACTIVITIES:
Principal collected on:
Mortgage-backed securities available for sale	12,060	10,290	6,541
Mortgage-backed securities held to maturity	198	277	437
Collateralized mortgage obligations	—	—	—
Agency securities available for sale	—	—	—
Loans originated, net of repayments	(12,471)	(30,527)	(42,800)
Purchases of:
Loans receivable	—	—	—
Investment securities held to maturity	(577)	(494)	(2,328)
Investment securities available for sale	(25,177)	(32,158)	(50,013)
Office properties and equipment	(362)	(661)	(643)
Federal Home Loan Bank stock	(50)	(82)	—
Life insurance contracts	—	—	—
Proceeds from sales of:
Federal Home Loan Bank stock	225	363	70
Investment securities available for sale	—	1,290	—
Premise owned	—	—	—
Real estate owned	902	720	1,573
Proceeds from maturities and calls of:
Investment securities held to maturity	494	2,328	9,143
Investment securities available for sale	11,200	38,000	20,032
Mortgage-backed securities available for sale	—	—	—
Cash used for acquistion, net of cash acquired	—	—	—

Net cash used in investing activities	(13,558)	(10,654)	(57,988)

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Dollars in thousands)

	Years Ended December 31,
	2015	2014	2013
FINANCING ACTIVITIES:
Increase (decrease) in deposits	$24,955	$6,398	$(21,112)
Advances from Federal Home Loan Bank, net	(5,000)	—	—
Dividends paid	(1,514)	(1,616)	(1,667)
Purchase of shares by deferred compensation plans trust	(175)	(22)	(24)
Purchase of treasury stock	(3,608)	(7,473)	(966)
Stock options exercised	3,275	67	436
Unallocated ESOP dividends applied to ESOP loan	71	86	87
Decrease in advances from borrowers for taxes and insurance	565	324	(6)
Redemption of junior subordinated debt	(7,311)	(3,146)	(5,263)

Net cash provided by (used in) financing activities	11,258	(5,382)	(28,515)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	7,403	(7,312)	(75,803)
CASH AND CASH EQUIVALENTS—Beginning of period	80,307	87,619	163,422

CASH AND CASH EQUIVALENTS—End of period	$87,710	$80,307	$87,619

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid during the period for:
Interest	$6,892	$7,653	$8,690

Income taxes	$4,530	$2,684	$2,572

SUPPLEMENTAL DISCLOSURES OF NON-CASH ITEMS
Transfers of loans to real estate owned	$2,126	$872	$1,165

See notes to consolidated financial statements.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(All dollar amounts presented in the tables, except share and per share amounts, are in thousands)

1.	NATURE OF OPERATIONS

Ocean Shore Holding Co. (“Company”) is the holding company for Ocean City Home Bank (“Bank”), a federally chartered savings bank. The Company is a unitary savings and loan holding company and conducts its operations primarily through the Bank. The Bank has three active subsidiaries, Seashore Financial Services, LLC, which receives commissions from referrals of insurance products, OCHB Preferred Corp, a New Jersey real estate investment trust and OCHB Investment Corp, a Delaware investment company.

The Bank’s market area consists of Atlantic and Cape May counties, New Jersey. Through a eleven-branch network, the Bank operates as a retail banking concern in the communities of Ocean City and Marmora within Cape May County, and Linwood, Ventnor, Margate, Mays Landing, Egg Harbor Township and Galloway Township within Atlantic County. The Bank is engaged in the business of attracting time and demand deposits from the general public, small businesses and municipalities, and investing such deposits primarily in residential mortgage loans, consumer loans and small commercial loans.

The Company’s outstanding common stock is traded on NASDAQ Global Select Market under the symbol “OSHC”. The Bank is subject to regulatory supervision and examination by the Office of the Comptroller of the Currency (the “OCC”), its primary regulator, and the Federal Deposit Insurance Corporation (the “FDIC”) which insures its deposits. The Bank is a member of and owns capital stock in the Federal Home Loan Bank (the “FHLB”) of New York, which is one of the twelve regional banks that comprise the FHLB System.

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The consolidated financial statements of the Company include the accounts of the Bank and its subsidiaries Seashore Financial LLC, OCHB Preferred Corp and OCHB Investment Corp and are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates in the Preparation of Financial Statements—The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. The most significant estimates and assumptions in the Company’s consolidated financial statements relate to the allowance for loan losses, other-than-temporary-impairment on investment securities, goodwill and intangible impairment, deferred income taxes and the fair value measurements of financial instruments. Actual results could differ from those estimates under different assumptions and conditions, and the differences may be material to the consolidated financial statements.

Subsequent Events—All material events that occurred after the date of the consolidated financial statements and before the consolidated financial statements were issued have been either recognized in the consolidated financial statements or disclosed in the Notes to the Consolidated Financial Statements. The Company evaluated events from the date of the consolidated financial statements on December 31, 2015 through the issuance of those consolidated financial statements included in this Annual Report on Form 10-K.

Segment Information —In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) FASB ASC 280, Segment Reporting (FASB ASC 280), the Company has one reportable operating segment, “Community Banking.” All of the Company’s activities are interrelated, and each activity is dependent and assessed based on how each of the activities of the Company supports the others. For example, lending is dependent upon the ability of the Company to fund itself with deposits and other borrowings, and manage interest rate and credit risk. Accordingly, all significant operating decisions are based upon analysis of the Company as one segment or unit.

Business Combinations —The Company records the net assets of companies that are acquired at their estimated fair value at the date of acquisition, and includes the results of operations of the acquired companies in the Consolidated Income Statement from the date of acquisition. The Company recognizes, as goodwill, the excess of the acquisition price over the estimated fair value of the net assets acquired.

Treasury Stock—From time to time the Company may choose to reacquire some of its outstanding stock from its shareholders for retirement or resale. Common stock reacquired by the Company is accounted for using the cost method, which treats stock held in treasury as a reduction to total stockholders’ equity equal to the cost of purchase.

The Company held 904,532 shares in treasury stock at a cost of $12.7 million at December 31, 2015 and 914,246 shares at a cost of $12.7 million at December 31, 2014.

During 2015, the Company repurchased 246,958 shares of the Company’s outstanding common stock for $3.6 million at a weighted average cost of $14.61 per share. Additionally, 256,672 shares were issued from treasury stock for exercised stock options totaling $3.3 million.

Concentration of Credit Risk—The majority of the Company’s loans are secured by 1 to 4 family real estate or made to businesses in Atlantic or Cape May Counties, New Jersey.

Investment Securities—The Company’s debt and equity securities include both those that are held to maturity and those that are available for sale. The purchase and sale of the Company’s debt securities are recorded as of the trade date. At December 31, 2015 and 2014, the Company had no unsettled purchases or sales of investment securities. The following provides further information on the Company’s accounting for debt securities:

a.	Held to Maturity—Debt securities that management has the positive intent and ability to hold until maturity are classified as held to maturity and are carried at their remaining unpaid principal balance, net of unamortized premiums or unaccreted discounts. Premiums are amortized and discounts are accreted using the interest method over the estimated remaining term of the underlying security.

b.	Available for Sale—Debt and equity securities that will be held for indefinite periods of time, including securities that may be sold in response to changes in market interest or prepayment rates, needs for liquidity and changes in the availability of and the yield of alternative investments, are classified as available for sale. These securities are carried at estimated fair value. Fair values are based on quoted prices for identical assets in active markets, quoted prices for similar assets in markets that are either actively or not actively traded, or, in some cases where there is limited activity or less transparency around inputs, internally developed discounted cash flow models. Unrealized gains and losses that are not concluded to be other than temporary, are excluded from earnings and are reported net of tax in other comprehensive income. Upon the sale of securities, any unamortized premium or unaccreted discount is considered in the determination of gain or loss from the sale. Realized gains and losses on the sale or call of investment securities are recorded as of the trade date, reported in the Consolidated Statements of Income and Comprehensive Income and determined using the adjusted cost of the specific security sold or called. The Company had no sales of securities for the year ended December 31, 2015 and sold $1.3 million of available for sale securities realizing a gain on sale of $84 thousand for the year ended 2014.

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 325-40, Beneficial Interests in Securitized Financial Assets, and FASB ASC 320-10, Investments – Debt and Equity Securities, the Company evaluates its debt securities portfolio for other-than-temporary impairment (“OTTI”) throughout the year. Each investment that has a fair value less than the book value is reviewed on a quarterly basis by management. Management considers at a minimum the following factors that, both individually or in combination, could indicate that the decline is other-than-temporary: (a) the Company has the intent to sell the security; (b) it is more likely than not that it will be required to sell the security before recovery; and (c) the Company does not expect to recover the entire amortized cost basis of the security. An impairment charge is recorded if, based on the review described above, management concludes that the decline in value is other-than-temporary. Among the factors that are considered in determining intent is a review of capital adequacy, interest rate risk profile and liquidity at the Company. The guidance allows the Company to bifurcate the impact on securities where impairment in value was deemed to be other than temporary between the component representing credit loss and the component representing loss related to other factors, when the security is not otherwise intended to be sold or is not required to be sold. The portion of the fair value decline attributable to credit loss must be recognized through a charge to earnings. The portion of the fair value decline not attributable to credit loss is recognized through other comprehensive income. For securities accounted for under FASB ASC 320-10, the credit loss component is determined by comparing the present value of the cash flows expected to be collected, discounted at the effective interest rate implicit in the security at the date of acquisition, with the amortized cost basis of the debt security. For securities accounted for under FASB 325-40, if the present value of the original estimate at the initial transaction date (or the last date previously revised) of cash flows expected to be collected is greater than the present value of the current estimate of cash flows expected to be collected, the difference is considered to be the credit loss component. For all securities, the Company’s expected cash flow estimates include assumptions about interest rates, timing and severity of defaults, estimates of potential recoveries, the cash flow distribution from the bond indenture and other factors, The Company did not record any OTTI for the years ended December 31, 2015, 2014 and 2013.

Other investments include the Company’s investment in the stock of the Federal Home Loan Bank (“FHLB”) of New York. Although FHLB stock is an equity interest in an FHLB, it does not have a readily determinable fair value, because its ownership is restricted and it is not readily marketable. FHLB stock can be sold back only at its par value of $100 per share and only to the FHLBs or to another member institution. Accordingly, FHLB stock is carried at cost. The Company evaluates this investment for impairment on the ultimate recoverability of the par value rather than by recognizing temporary declines in value.

Deferred Loan Fees—The Bank defers all loan origination fees, net of certain direct loan origination costs. The balance is accreted into income as a yield adjustment over the life of the loan using the level-yield method. Deferred loan fees are recorded as a component of “Loans – net” in the statement of financial condition.

Unearned Discounts and Premiums—Unearned discounts and premiums on loans, investments and mortgage-backed securities purchased are accreted and amortized, respectively, over the estimated life of the related asset using the interest method.

Office Properties and Equipment—Net—Office properties and equipment are recorded at cost. Depreciation is computed using the straight-line method over the expected useful lives of the related assets as follows: buildings and improvements, ten to thirty nine years or at the lesser of the life of improvement or the lease; furniture and equipment, three to seven years. The costs of maintenance and repairs are expensed as incurred, and renewals and betterments are capitalized.

Real Estate Owned—Real estate owned is comprised of property acquired through foreclosure, in lieu of deed and bank property that is not in use. The property acquired through foreclosure is carried at the lower of the related loan balance or fair value of the property based on an appraisal less estimated cost to dispose. Losses arising from foreclosure transactions are charged against the allowance for loan losses. Bank property is carried at the lower of cost or fair value less estimated cost to dispose. Costs to maintain real estate owned and any subsequent gains or losses are included in the Company’s Consolidated Statements of Operations.

Bank Owned Life Insurance—The Company has purchased life insurance policies on certain key employees. The Bank is the primary beneficiary of insurance policies on the lives of officers and employees of the Bank. These policies are recorded at their cash surrender value and the Bank has recognized any increase in cash surrender value of life insurance, net of insurance costs, in the consolidated statements of income. The cash surrender value of the insurance policies is recorded as an asset in the statements of financial condition. The Company accounts for split dollar life insurance in accordance with FASB ASC 715-60, Defined Benefit Plans – Other Post-Retirement. The guidance provides for determining a liability for the postretirement benefit obligation as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment agreement.

Loans held for investment—Loans are reported net of loan origination fees, direct origination costs and discounts and premiums associated with purchased loans and unearned income. Interest on loans is credited to income as it is earned. Loan origination fees and certain direct loan origination costs are deferred and recognized as adjustments to interest income in the Consolidated Statements of Operations over the contractual life of the loan utilizing the effective interest rate method. Premiums and discounts associated with loans purchased by the Bank are deferred and amortized as adjustments to interest income utilizing the effective interest rate method.

Certain loans acquired that result in recognition of a discount attributable, at least in part, to credit quality, and are not subsequently accounted for at fair value, are accounted for under the receivable topic of the FASB Accounting Standards Codification Section 310-30, “Loans and Debt Securities Acquired with Deteriorated Credit Quality.” The excess of the estimated undiscounted principal, interest and other cash flows expected to be collected over the initial investment in the acquired loans is amortized to interest income over the expected life of the loans through the effective interest rate method. The amount amortized for the acquired loan pool is adjusted when there is an increase or decrease in the expected cash flows. Further, the Company assesses impairment on these acquired loan pools for which there has been a decrease in the expected cash flows. Impairment is measured based on the present value of the expected cash flows from the loan (including the estimated fair value of the underlying collateral), discounted using the loan’s effective interest rate.

Loans are considered past due 16 days or more past the due date. Loans are considered delinquent if 30 days or more past due. Loans over 90 days past due are placed on non-accrual status. Payments received on non-accrual loans are applied to principal, interest and escrow on mortgage loans and to accrued interest followed by principal on all other loans. Loans are returned to accrual status when no payment is over 90 days past due. Unsecured loans are charged off when becoming more than 90 days past due. Secured loans are charged off to the extent the loan amount exceeds the appraised value of the collateral when over 90 days past due and management believes the uncollectability of the loan balance is confirmed.

A loan is determined to be impaired and non-accrual when, based upon current information and events, it is probable that scheduled payments of principal and interest will not be received when due according to the contractual terms of the loan agreement. An insignificant delay (e.g., less than 90 days) or insignificant shortfall in amount of payments does not necessarily result in the loan being identified as impaired.

When a loan is placed on non-accrual status, all accrued yet uncollected interest is reversed from income. Payments received on non-accrual loans are generally applied to the outstanding principal balance. Interest income on impaired loans other than nonaccrual loans is recognized on an accrual basis. Interest income on nonaccrual loans is recognized only as collected.

Troubled debt restructurings (“TDRs”) are loans that have been modified whereby the Company has agreed to make certain concessions to customers to both meet the needs of the customers and maximize the ultimate recovery of the loan. TDRs occur when a borrower is experiencing, or is expected to experience, financial difficulties and the loan is modified involving a concession that would otherwise not be granted to the borrower. TDRs are generally placed on non-accrual status until the Company believes repayment under the revised terms is reasonably assured and a sustained period of repayment performance has been achieved (typically defined as six months for a monthly amortizing loan). All costs incurred by the Company in connection with a TDR are expensed as incurred. The TDR classification will remain on the loan until it is paid in full or liquidated.

Impaired loans are defined as all TDRs plus non-accrual loans. In addition, the Company may perform a specific reserve analysis on loans where based on management’s judgment the nature of the collateral or business conditions warrant such an analysis.

Allowance for Loan Losses—The allowance for loan losses is the amount estimated by management as necessary to cover losses inherent in the loan portfolio at the balance sheet date. The allowance is established through the provision for loan losses, which is charged to results of operations based on management’s evaluation of the estimated losses that have been incurred in the Company’s loan portfolio. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish the allowance are the following: loss exposure at default; the amount and timing of future cash flows on impacted loans; value of collateral; and determination of loss factors to be applied to the various elements of the portfolio. All of these estimates are susceptible to significant change. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used in making the evaluation. In addition, the OCC, as an integral part of its examination process, periodically reviews our allowance for loan losses. Such agency may require us to recognize adjustments to the allowance based on its judgments about information available to it at the time of its examination. The allowance for loan losses is maintained at a level that management considers adequate to provide for estimated losses and impairment based upon an evaluation of known and inherent risk in the loan portfolio as of the balance sheet date.

Management monitors its allowance for loan losses monthly and makes adjustments to the allowance through the provision for loan losses as economic conditions and other pertinent factors indicate. The quarterly review and adjustment of the qualitative factors employed in the allowance methodology and the updating of historic loss experience allow for timely reaction to emerging conditions and trends. In this context, a series of qualitative factors such as historical loss experience, trends in delinquency and non-performing loans, changes in risk composition and underwriting standards, experience and ability of staff and regional and national economic conditions and trends are used in a methodology as a measurement of how current circumstances are affecting the loan portfolio.

In determining the allowance for loan losses, management has established both general pooled and specific allowances. Values assigned to the qualitative factors and those developed from historic loss experience provide a dynamic basis for the calculation of reserve factors for performing loans (general pooled allowance). The amount of the specific allowance is determined through a loan-by-loan analysis of non-performing loans. Loans not individually reviewed are evaluated as a group using reserve factor percentages based on qualitative and quantitative factors described above. In determining the appropriate level of the general pooled allowance, management makes estimates based on internal risk ratings, which take into account such factors as debt service coverage, loan-to-value ratios, and external factors. If a loan is identified as impaired and is collateral dependent, an appraisal is obtained to provide a base line in determining whether the carrying amount of the loan exceeds the net realizable value. We recognize impairment through a provision estimate or a charge-off is recorded when management determines we will not collect 100% of a loan based on foreclosure of the collateral, less cost to sell the property, or the present value of expected cash flows.

As changes in our operating environment occur and as recent loss experience fluctuates, the factors for each category of loan based on type and risk rating will change to reflect current circumstances and the quality of the loan portfolio. Given that the components of the allowance are based partially on historical losses and on risk rating changes in response to recent events, required reserves may trail the emergence of any unforeseen deterioration in credit quality.

Goodwill and Core Deposit Intangibles—Goodwill is the excess of the purchase price over the fair value of the tangible and identifiable intangible assets and liabilities of companies acquired through business combinations accounted for under the purchase method. Core deposit intangibles are a measure of the value of checking, savings and other-low cost deposits acquired in business combinations accounted for under the purchase method. Core deposit intangibles are amortized over the estimated useful lives of the existing deposit relationships acquired, but not exceeding 15 years. The Company evaluates the identifiable intangibles for impairment when an indicator of impairment exists, but not less than annually. Separable intangible assets that are not deemed to have an indefinite life continue to be amortized over their useful lives.

Goodwill is not amortized on a recurring basis, but rather is subject to periodic impairment testing. Management performs an annual goodwill impairment test and whenever events occur or circumstances change that indicates the fair value of a reporting unit may be below its carrying value.

The Company performed goodwill impairment testing as of August 1, 2015 and 2014 and concluded that goodwill was not impaired. The Company did not have any indefinite-lived intangible assets as of December 31, 2015.

Loans Held for Sale and Loans Sold—The Bank originates mortgage loans held for investment and for sale. At origination, the mortgage loan is identified as either held for sale or for investment. Mortgage loans held for sale are carried at the lower of cost or forward committed contracts (which approximates market), determined on a net aggregate basis. The Bank had no loans classified as held for sale at December 31, 2015 and 2014. The Bank did not sell any loans in 2015 or 2014.

Income Taxes—The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes. FASB ASC 740 requires the recording of deferred income taxes that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. If current available information raises doubt as to the realization of the deferred tax assets, a valuation allowance is established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income as well as judgments about availability of capital gains. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record an additional valuation allowance against our deferred tax assets. Further, an inability to employ a qualifying tax strategy to utilize our deferred tax asset arising from capital losses may give rise to an additional valuation allowance. An increase in the valuation allowance would result in additional income tax expense in the period, which would negatively affect earnings. FASB ASC 740 prescribes a minimum probability threshold that a tax position must meet before a financial statement benefit is recognized. When applicable, we recognize interest and penalties related to unrecognized tax benefits in the provision for income taxes in the consolidated statement of income. Assessment of uncertain tax positions under FASB ASC 740 requires careful consideration of the technical merits of a position based on management’s analysis of tax regulations and interpretations. Judgment may be involved in applying the requirements of FASB ASC 740.

Our adherence to FASB ASC 740 may result in increased volatility in quarterly and annual effective income tax rates, as FASB ASC 740 requires that any change in judgment or change in measurement of a tax position taken in a prior period be recognized as a discrete event in the period in which it occurs. Factors that could impact management’s judgment include changes in income, tax laws and regulations, and tax planning strategies.

Interest Rate Risk—The Bank is engaged principally in providing first mortgage loans to borrowers. At December 31, 2015 and 2014, approximately two-thirds of the Bank’s assets consisted of assets that earned interest at fixed interest rates. Those assets were funded with long-term fixed rate liabilities and with short-term liabilities that have interest rates that vary with market rates over time. The shorter duration of the interest-sensitive liabilities indicates that the Bank is exposed to interest rate risk because, in a rising rate environment, liabilities will be repricing faster at higher interest rates, thereby reducing the market value of long-term assets and net interest income.

Earnings Per Share—Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding, net of any treasury shares, during the period. Diluted earnings per share is calculated by dividing net income available to common shareholders by the weighted average number of shares of common stock outstanding, net of any treasury shares, after consideration of the potential dilutive effect of common stock equivalents, based upon the treasury stock method using an average market price of common shares sold during the period.

Other Comprehensive Income (Loss)—The Company classifies items of other comprehensive income (loss) by their nature and displays the accumulated balance of other comprehensive income (loss) separately from retained earnings and additional paid-in capital in the equity section of the Consolidated Statements of Financial Condition. Amounts categorized as other comprehensive income (loss) represent net unrealized gains or losses on investment securities available for sale and post-retirement benefits, net of tax of $781 thousand. Reclassifications are made to avoid double counting in comprehensive income (loss) items which are displayed as part of net income for the period. There are no reclassifications during the period ending December 31, 2015. Reclassification adjustments recognized in Accumulated Other Comprehensive Income during the period ending December 31, 2014 are as follows:

	Accumulated Other Comprehensive Income (Loss)
	Year Ended December 31, 2014
	Pre-tax	Tax	After-tax
Unrealized holding loss on securities available for sale during the period	$(2,184)	$841	$(1,343)
Reclassification adjustment for net gains included in net income	95	(34)	61

Net unrealized loss on securities available for sale	$(2,089)	$807	$(1,282)

The following table presents the changes in Accumulated Other Comprehensive Income (Loss) by component as of December 31, 2015 and 2014.

	Accumulated Other Comprehensive Income (Loss)
	Year Ended December 31, 2015
		Unrealized	Accumulated
	Unrealized	Loss on	Other
	Gains (Loss) on	Post Retirement	Comprehensive
	AFS Securities	Life	Income
Beginning balance	$(1,282)	$(169)	$(1,451)
Current-period change	53	36	89
Tax Benefit	(26)	—	(26)

Ending Balance	$(1,255)	$(133)	$(1,388)

	Year Ended December 31, 2014
		Unrealized	Accumulated
	Unrealized	Loss on	Other
	Gains (Loss) on	Post Retirement	Comprehensive
	AFS Securities	Life	Income
Beginning balance	$(2,761)	$(10)	$(2,771)
Current-period change	2,402	(159)	2,243
Tax Benefit	(923)	—	(923)

Ending Balance	$(1,282)	$(169)	$(1,451)

Stock Based Compensation—Stock-based compensation is accounted for in accordance with FASB ASC 718, Compensation – Stock Compensation. The Company establishes fair value for its equity awards to determine their cost. The Company recognizes the related expense for employees over the appropriate vesting period, or when applicable, service period. However, consistent with the stock compensation topic of the FASB Accounting Standards Codification, the amount of stock-based compensation recognized at any date must at least equal the portion of the grant date value of the award that is vested at that date and as a result it may be necessary to recognize the expense using a ratable method. In accordance with FASB ASC 505-50, Equity-Based Payments to Non-Employees, the compensation expense for non-employees is recognized on the grant date, or when applicable, the service period.

The Company’s 2005 and 2010 Equity-Based Incentive Plans (the “Equity Plans”) authorize the issuance of shares of common stock pursuant to awards that may be granted in the form of stock options to purchase common stock (“options”) and awards of shares of common stock (“stock awards”). The purpose of the Equity Plans is to attract and retain personnel for positions of substantial responsibility and to provide additional incentive to certain officers, directors, advisory directors, employees and other persons to promote the success of the Company. Under the Equity Plans, options expire ten years after the date of grant, unless terminated earlier under the option terms. A committee of non-employee directors has the authority to determine the conditions upon which the options granted will vest. Options are granted at the then fair market value of the Company’s stock.

Determining the fair value of stock-based awards at measurement date requires judgment, including estimating the expected term of the stock options and the expected volatility of the Company’s stock. In addition, judgment is required in estimating the amount of stock-based awards that are expected to be forfeited. If actual results differ significantly from these estimates or different key assumptions were used, it could have a material effect on the Company’s consolidated financial statements.

In accordance with FASB ASC 718, the fair value of the stock options granted is estimated on the date of the grant using the Black-Scholes option pricing model which uses the assumptions noted in the table below. Stock options have been historically granted a for a 10 year term. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of the grant. The expected term of the option is the estimated time the option will be exercised. The expected volatility is based on the historical volatility of the Company’s stock price.

The Equity Plans authorize the grant of stock options to officers, employees and directors of the Company to acquire shares of common stock with an exercise price equal to the fair market value of the common stock on the grant date. Options will generally become vested and exercisable at the rate of 20% per year over five years. A total of 380,407 shares of common stock have been approved for issuance pursuant to the grant of stock options under the Equity Plans. At December 31, 2015, 1,040 options issued in 2013, 1,200 options granted in 2011, 20,620 options issued in 2010, 3,524 options issued in 2007, 3,520 options issued in 2006 and 54,100 options issued in 2005 have been forfeited. At December 31, 2015, 313,087 shares have been issued upon the exercise of stock options. No options were granted in 2015 or 2014.

Common Stock Acquired for Employee Benefit Plans—Unearned ESOP shares are not considered outstanding for calculating net income per common share and are shown as a reduction of stockholders’ equity and presented as Common Stock Acquired for Employee Benefit Plans. During the period the ESOP shares are committed to be released, the Company recognizes compensation cost equal to the fair value of the ESOP shares. When the shares are released, Common Stock Acquired for Employee Benefit Plans is reduced by the cost of the ESOP shares released and the differential between the fair value and the cost is charged/credited to additional paid-in capital. The loan receivable from the ESOP to the Company is not reported as an asset nor is the debt of the ESOP reported as a liability in the Company’s consolidated financial statements. At December 31, 2015 and 2014, unearned ESOP shares totaled 258,233 and 292,500 shares, respectively.

Statement of Cash Flows—For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, interest-bearing deposits and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

New Accounting Pronouncements — In January 2014, the FASB issued ASU 2014-04, Receivables — Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans Upon Foreclosure — a consensus of the FASB Emerging Issues Task Force, on January 17, 2014. This ASU clarifies when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan receivable should be derecognized and the real estate property recognized. The amended guidance clarifies that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. In addition, the amended guidance requires interim and annual disclosures of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amended guidance may be applied prospectively or through a modified retrospective approach and is effective for fiscal years, and interim periods within those years, beginning after December 15, 2014, with early adoption permitted. The adoption of this accounting guidance did not have a material impact on the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, which created ASC 606 “Revenue from Contracts with Customers,” superseding the revenue recognition requirements in ASC 605. This ASU requires an entity to recognize revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendment includes a five-step process to assist an entity in achieving the main principle(s) of revenue recognition under ASC 605. The amendment will be effective for the first reporting period ending after December 15, 2017. Early adoption would be permitted as of the original effective date in ASU 2014-09 which is the first reporting period ending after December 15, 2016. The adoption of the amended guidance is currently being evaluated by the Company.

In June 2014, the FASB issued ASU 2014-11, an amendment to ASC 860 “Transfers and Servicing.” This ASU requires accounting changes for repurchase to maturity and repurchase financing transactions, respectively, which will be accounted for as a secured borrowing agreement on a prospective basis. The ASU also adds additional disclosure requirements related to these transactions. The amendment will be effective for the Company for the first annual period ending after December 15, 2014. The accounting changes for all transactions affected by this amendment will have the impact recorded as a cumulative-effect adjustment to retained earnings on the date of adoption. The adoption of this accounting guidance did not have a material impact on the Company’s consolidated financial statements.

In June 2014, the FASB issued ASU 2014-12, an amendment to ASC 718 “Compensation-Stock Compensation.” This ASU requires that a performance target that affects vesting, and could be achieved after the requisite service period, be treated as a performance condition. Application of existing guidance in ASC 718, as it relates to awards with performance conditions that affect vesting, should continue to be used to account for such awards. The amendment will be effective for the Company for the first reporting period ending after December 15, 2014. Early adoption is permitted. The adoption of this accounting guidance did not have a material impact on the Company’s consolidated financial statements.

In August 2014, the FASB issued ASU 2014-14, an amendment to ASC 310-40 “Receivables—Troubled Debt Restructurings by Creditors.” This ASU requires that a government-guaranteed mortgage loan be de-recognized, and that a separate other receivable be recognized, upon foreclosure if the three criteria identified in the ASU are met. Upon foreclosure and meeting the three criteria, the separate other receivable should be measured based on the amount of the loan balance (principal and interest) that is expected to be recovered from the guarantor. The amendment will be effective for the Company for the first reporting period ending after December 15, 2014. The Company adopted this amendment in 2014 on a prospective basis. The adoption of this accounting guidance did not have a material impact on the Company’s consolidated financial statements.

In August 2014, the FASB also issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU requires management to perform an assessment of going concern and provides specific guidance on when and how to assess or disclose going concern uncertainties. The new standard also defines terms used in the evaluation of going concern, such as “substantial doubt.” Following application, the Company will be required to perform assessments at each annual and interim period, provide an assessment period of one year from the issuance date, and make disclosures in certain circumstances in which substantial doubt is identified. The amendment will be effective for the Company for the first reporting period ending after December 15, 2016. Earlier application is permitted. The Company does not expect this ASU to have an impact on its financial position, result of operations, or disclosures.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. This amendment requires that 1) equity investments, except those accounted for under the equity method of accounting or result in consolidation of the investee, be measured at fair value with changes in the fair value being recorded in net income, unless those equity investments do not have readily determinable fair values in which case they will be measured at cost less impairment, if any, plus the effect of changes resulting from observable price transactions in orderly transactions or for the identical or similar investment of the same issuer, 2) simplifies the impairment assessment of equity instruments that do not have readily determinable fair values, 3) eliminates the requirement to disclose methods and assumptions used to estimate fair value of instruments measured at amortized cost on the balance sheet, 4) requires public entities to use “exit price” when measuring the fair value of financial instruments, 5) requires entities to separately present in other comprehensive income the portion of the total change in fair value of a liability resulting from instrument-specific credit risk when the fair value option has been elected for that liability, 6) requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset on the balance sheet or in the accompanying notes, and 7) clarifies that an entity should evaluate the need for a valuation allowance on its deferred tax asset related to its available-for-sale securities in combination with its other deferred tax assets. This amendment will be effective for the Company for the first reporting period beginning after December 15, 2017, with earlier adoption permitted by public entities on a limited basis. Adoption of the amendment must be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption, except for amendments related to equity instruments that do not have readily determinable fair values which should be applied prospectively. Earlier application is permitted. The Company is in the process of evaluating the impacts of the adoption of this ASU.

3.	INVESTMENT SECURITIES

Investment securities are summarized as follows:

	December 31, 2015
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gain	Loss	Value
Held to Maturity
Debt Securities—Municipal	$577	$—	$—	$577
US treasury and government sponsored entity mortgage-backed securities	507	53	—	560

Totals	$1,084	$53	$—	$1,137

Available for Sale
Debt securities:
Corporate	$9,660	$26	$(842)	$8,844
US treasury and federal agencies	10,033	7	—	10,040
Equity securities	3	39	—	42
US treasury and government sponsored entity mortgage-backed securities	94,248	223	(1,489)	92,982

Totals	$113,944	$295	$(2,331)	$111,908

	December 31, 2014
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gain	Loss	Value
Held to Maturity
Debt Securities—Municipal	$494	$—	$—	$494
US treasury and government sponsored entity mortgage-backed securities	707	77	—	784

Totals	$1,201	$77	$—	$1,278

Available for Sale
Debt securities:
Corporate	$9,596	$99	$(856)	$8,839
US treasury and federal agencies	21,223	6	(238)	20,991
Equity securities	3	25	—	28
US treasury and government sponsored entity mortgage-backed securities	81,383	278	(1,403)	80,258

Totals	$112,205	$408	$(2,497)	$110,116

As of December 31, 2015 and 2014, the Company had investment securities available for sale with an estimated fair value of $97.9 million and $105.1 million, respectively, pledged as collateral to secure public fund deposits. The decrease in held to maturity investment in 2015 from 2014 resulted from municipal maturities and principal repayments received on mortgage-backed securities.

The Company’s municipal bond portfolio consists of unrated general obligation bonds of local municipalities maturing in less than one year.

The following table provides the gross unrealized losses and fair value, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position at December 31, 2015 and 2014:

			December 31, 2015
	Less Than 12 Months		12 Months or Longer		Total
		Gross		Gross		Gross
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
	Fair Value	Loss	Fair Value	Loss	Fair Value	Loss
Debt securities:
Corporate	$—	$—	$2,843	$(842)	$2,843	$(842)
US treasuries and federal agencies	—	—	—	—	—	—
US Treasury and government sponsored entity mortgage-backed securities	20,704	(217)	51,821	(1,272)	72,525	(1,489)

Totals	$20,704	$(217)	$54,664	$(2,114)	$75,368	$(2,331)

			December 31, 2014
	Less Than 12 Months		12 Months or Longer		Total
		Gross		Gross		Gross
	Estimated	Unrealized	Estimated	Unrealized	Estimated	Unrealized
	Fair Value	Loss	Fair Value	Loss	Fair Value	Loss
Debt securities:
Corporate	$—	$—	$2,826	$(856)	$2,826	$(856)
US treasuries and federal agencies	4,990	(5)	9,767	(233)	14,757	(238)
US Treasury and government sponsored entity mortgage-backed securities	10,133	(17)	66,020	(1,386)	76,153	(1,403)

Totals	$15,123	$(22)	$78,613	$(2,475)	$93,736	$(2,497)

Management has reviewed its investment securities as of December 31, 2015 and 2014 and has determined that all declines in fair value below amortized cost are temporary.

Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. The OTTI assessment is a subjective process requiring the use of judgments and assumptions. During the securities-level assessments, consideration is given to (1) the intent not to sell and probability that the Company will not be required to sell the security before recovery of its cost basis to allow for any anticipated recovery in fair value, (2) the financial condition and near-term prospects of the issuer, as well as company news and current events, and (3) the ability to collect the future expected cash flows. Key assumptions utilized to forecast expected cash flows may include loss severity, expected cumulative loss percentage, cumulative loss percentage to date, weighted average FICO and weighted average loan-to-value (“LTV”), rating or scoring, credit ratings and market spreads, as applicable.

The Company assesses and recognizes OTTI in accordance with applicable accounting standards. Under these standards, if the Company determines that a security in the unrealized loss position is designated to be sold or it is more likely than not that the Company will be required to sell the security prior to recovery of its amortized cost basis, the impairment of such security is concluded to be other than temporary and the entire amount of the unrealized loss will be recorded in earnings. If the Company has not made a decision to sell the security and it does not expect that it will be required to sell the security prior to the recovery of the amortized cost basis but the Company concludes that the entire amortized cost basis of the security will not be recovered, OTTI is concluded to exists and the Company only recognizes currently in earnings the amount of decline in value attributable to credit deterioration, with the remaining component of OTTI is presented in other comprehensive income.

Corporate Debt Securities – The Company’s investments in corporate debt securities consist of corporate debt securities issued by large financial institutions and single issuer and CDOs backed by bank trust preferred capital securities.

At December 31, 2015 and 2014, two single issuer trust preferred securities have been in a continuous unrealized loss position for 12 months or longer. Those securities have aggregate depreciation of 22.9% from the Company’s amortized cost basis. The initial decline of these securities was primarily attributable to depressed market pricing of non-rated issues of trust preferred securities observed during the financial downturn. The unrealized loss position continued to improve, and the current decline of these debt securities is principally attributable to the rising interest rate environment and depressed pricing on lower yielding investments with prolonged maturities, which had an impact for these types of investments. These securities were performing in accordance with their contractual terms as of December 31, 2015 and 2014, and had paid all contractual cash flows since the Company’s initial investment. Management believes these unrealized losses are not other-than-temporary based upon the Company’s analysis that the securities will perform in accordance with their contractual terms and the Company’s intent not to sell these investments for a period of time sufficient to allow for the anticipated recovery of amortized cost, which may be maturity. The Company expects recovery of amortized cost when market conditions have stabilized and that the Company will receive all contractual principal and interest payments related to those investments.

United States Treasury and Government Sponsored Enterprise Mortgage-backed Securities—The Company’s investments in United States government sponsored enterprise notes consist of debt obligations of the Federal Home Loan Bank (“FHLB”), Federal Home Loan Mortgage Corporation (“Freddie Mac”), and Federal National Mortgage Association (“Fannie Mae”). At December 31, 2015, 13 agency and agency mortgage-backed securities had been in a continuous unrealized loss position for 12 months or longer. Those securities had aggregate depreciation of 2.4% from the Company’s amortized cost basis. These securities were performing in accordance with their contractual terms as of December 31, 2015, and had paid all contractual cash flows since the Company’s initial investment. Management concluded that the decline in value is attributable to rising interest rate environment and depressed pricing on lower yielding investments with prolonged maturities. Management concluded that these unrealized losses are not other-than-temporary. This is based upon the Company’s analysis that the securities will perform in accordance with their terms and the Company’s intent not to sell or lack of requirement to sell these investments for a period of time sufficient to allow for the anticipated recovery of amortized cost, which may be maturity. The Company expects recovery of amortized cost when market conditions have stabilized and that the Company will receive all contractual principal and interest payments related to those investments.

At December 31, 2014, 15 agency and agency mortgage-backed securities had been in a continuous unrealized loss position for 12 months or longer. Those securities had aggregate depreciation of 2.1% from the Company’s amortized cost basis. These securities were performing in accordance with their contractual terms as of December 31, 2014, and had paid all contractual cash flows since the Company’s initial investment. Management concluded that the decline in value is attributable to rising interest rate environment and depressed pricing on lower yielding investments with prolonged maturities. Management concluded that these unrealized losses are not other-than-temporary. This is based upon the Company’s analysis that the securities will perform in accordance with their terms and the Company’s intent not to sell or lack of requirement to sell these investments for a period of time sufficient to allow for the anticipated recovery of amortized cost, which may be maturity. The Company expects recovery of amortized cost when market conditions have stabilized and that the Company will receive all contractual principal and interest payments related to those investments.

The amortized cost and estimated fair value of debt securities available for sale at December 31, 2015 and 2014 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2015
	Held to Maturity		Available for Sale Securities
		Estimated		Estimated
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Due within 1 year	$577	$577	$5,974	$6,001
Due after 1 year through 5 years	—	—	33	33
Due after 5 years through 10 years	—	—	10,000	10,007
Due after 10 years	—	—	3,686	2,844

Total	$577	$577	$19,693	$18,885

	December 31, 2014
	Held to Maturity		Available for Sale Securities
		Estimated		Estimated
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Due within 1 year	$494	$494	$—	$—
Due after 1 year through 5 years	—	—	5,948	6,047
Due after 5 years through 10 years	—	—	11,189	11,190
Due after 10 years	—	—	13,683	12,593

Total	$494	$494	$30,820	$29,830

Equity securities had a cost of $3 thousand and a fair value of $42 thousand as of December 31, 2015 and a cost of $3 thousand and a fair value of $28 thousand as of December 31, 2014. Mortgage-backed securities had a cost of $94.8 million and a fair value of $93.5 million as of December 31, 2015 and a cost of $82.1 million and a fair value of $81.0 million as of December 31, 2014.

4.	LOANS RECEIVABLE—NET

Loans receivable consist of the following:

	December 31,
	2015	2014
Real estate—mortgage:
One-to-four family residential	$607,807	$587,399
Commercial and multi-family	84,075	89,778

Total real—estate mortgage	691,882	677,177

Real estate—construction:
Residential	14,960	16,030
Commercial	3,595	4,141

Total real estate—construction	18,555	20,171

Commercial	21,383	22,277

Consumer
Home equity	51,001	54,279
Other consumer loans	431	377

Total consumer loans	51,432	54,656

Total loans	783,252	774,281
Net deferred loan cost	3,886	3,496
Allowance for loan losses	(3,190)	(3,760)

Net total loans	$783,948	$774,017

The Bank originates loans to customers primarily in its local market area. The ultimate repayment of these loans is dependent to a certain degree on the local economy and real estate market. The intent of management is to hold loans originated and purchased to maturity.

The Bank originates and purchases both fixed and adjustable interest rate loans. At December 31, 2015 and 2014, the composition of these loans was approximately $579.7 million and $567.6 million, respectively, of fixed rate loans and $203.5 million and $206.7 million, respectively, of adjustable rate loans.

Interest income on loans is accrued based on the contractual interest rate and the principal amount outstanding, except for those loans classified as non-accrual. At December 31, 2015 and December 31, 2014, accrued interest receivable on the Company’s loans was $2.3 million and $2.3 million, respectively.

Changes in the allowance for loan losses are as follows:

	Years Ended December 31,
	2015	2014	2013
Balance, beginning of year	$3,760	$4,199	$3,997
Provision for loan loss	689	462	757
Charge-offs	(1,259)	(977)	(568)
Recoveries	—	76	13

Balance, end of year	$3,190	$3,760	$4,199

The provision for loan losses charged to expense is based upon past loan loss experiences, a series of qualitative factors, and an evaluation of losses in the current loan portfolio, including the specific evaluation of impaired loans. Values assigned to the qualitative factors and those developed from historic loss experience provide a dynamic basis for the calculation of reserve factors for both pass–rated loans (general pooled allowance) and the criticized and classified loans that continue to perform.

Non-performing assets at December 31, 2015 and 2014 consisted of non-accrual loans that amounted to $5.0 million and $5.6 million, respectively, non-accrual troubled debt restructurings of $708 thousand and $694, respectively and real estate owned of $1.8 million and $650 thousand, respectively. The reserve for delinquent interest on loans totaled $337 thousand and $423 thousand at December 31, 2015 and 2014, respectively.

Year-end non-performing assets segregated by class of loans are as follows:

	2015	2014
Real estate—mortgage
1-4 family residential	$2,597	$3,626
Commercial and multi-family	1,580	803
Real estate—construction	143	143
Commercial	41	501
Consumer	601	502

Non-accrual loans	4,962	5,575
Troubled debt restructuring, non-accrual	708	694

Total non-performing loans	5,670	6,269
Real estate owned	1,814	650

Total non-performing assets	$7,484	$6,919

A rollforward of the Company’s nonaccretable and accretable yield on loans accounted for under ASU 310-30, Loans and Debts Securities Acquired with Deteriorated Credit Quality, is shown below for the year-ended December 31, 2015:

	Contractual	Nonaccretable
	Receivable	(Yield) /	Accretable	Carrying
	Amount	Premium	(Yield)/Premium	Amount
Balance at January 1, 2015	$44,216	$(2,540)	$542	$42,218
Principal Reductions	(5,478)	—	—	(5,478)
Charge-offs, net	(117)	117	—	—
Accretion of loan discount (premium)	—	—	(116)	(116)
Transfer between nonaccretable and accretable yield	—	—	—	—
Settlement Adjustments	—	—	—	—

Balance at December 31, 2015	$38,621	$(2,423)	$426	$36,624

Portfolio segments and classes of financing receivables

U.S. GAAP requires that entities disclose information about the credit quality of their financing receivables at disaggregated levels, specifically defined as “portfolio segments” and “classes of financing receivables” based on management’s systematic methodology for determining the allowance for credit losses. For this, compared to the financial statement categorization of loans, the Company utilizes an alternate categorization to model and calculate the allowance for credit losses and track the credit quality, delinquency and impairment status of the underlying commercial and consumer loan populations.

In disaggregating its financing receivables portfolio, the Company’s methodology begins with the commercial and consumer portfolio segments. The commercial portfolio segment is then disaggregated by line of business distinctions. “Real estate” includes 1-4 family residential portfolio, Commercial and Multi-Family Real estate, as well as construction loans. “Commercial” represents the portfolio of small business and commercial and industrial portfolio, and “Consumer” represents principally secured consumer lending.

An age analysis of past due loans, disaggregated by class of financing receivables, as of December 31, 2015 and 2014 is as follows:

	30- 59 Days	60- 89 Days	Greater Than	Total Past		Total Loan
	Past Due	Past Due	90 Days	Due	Current	Receivables
2015
Real estate
1-4 family residential	$1,483	$—	$2,968	$4,451	$603,356	$607,807
Commercial and multi-family	—	—	1,580	1,580	82,495	84,075
Construction	—	—	143	143	18,412	18,555
Commercial	—	—	41	41	21,342	21,383
Consumer	93	21	601	715	50,717	51,432

Total	$1,576	$21	$5,333	$6,930	$776,322	$783,252

2014
Real estate
1-4 family residential	$2,323	$—	$4,255	$6,578	$580,821	$587,399
Commercial and multi-family	831	—	803	1,634	88,144	89,778
Construction	—	—	143	143	20,028	20,171
Commercial	—	—	501	501	21,776	22,277
Consumer	485	5	567	1,057	53,599	54,656

Total	$3,639	$5	$6,269	$9,913	$764,368	$774,281

Impaired Loans

Impaired loans are generally defined as all TDRs and loans on non-accrual status.

Impaired loans disaggregated by class of financing receivables, excluding purchased impaired loans, are set forth in the following table. No interest income was recognized on impaired loans subsequent to their classification as impaired.

		Unpaid		Average
	Recorded	Principal	Related	Recorded
	Investment	Balance	Allowance	Investment (1)
2015
With no related allowance recorded
Real estate
1-4 family residential	$6,103	$6,320	$—	$153
Commercial and multi-family	1,545	1,545	—	257
Construction	143	143	—	143
Commercial	41	41	—	41
Consumer	1,187	1,187	—	66
With an allowance recorded
Real estate
1-4 family residential	3,758	3,868	599	268
Commercial and multi-family	285	310	23	285
Construction	—	—	—	—
Commercial	179	179	4	179
Consumer	434	479	179	72
Total
Real estate
1-4 family residential	$9,861	$10,188	$599	$183
Commercial and multi-family	1,830	1,855	23	261
Construction	143	143	—	143
Commercial	220	220	4	110
Consumer	1,621	1,666	179	68
2014
With no related allowance recorded
Real estate
1-4 family residential	$4,585	$4,622	$—	$139
Commercial and multi-family	1,324	1,324	—	265
Construction	143	143	—	143
Commercial	—	—	—	—
Consumer	970	970	—	57
With an allowance recorded
Real estate
1-4 family residential	5,787	6,138	721	340
Commercial and multi-family	—	—	—	—
Construction	—	—	—	—
Commercial	702	702	254	351
Consumer	181	181	55	90
Total
Real estate
1-4 family residential	$10,372	$10,760	$721	$207
Commercial and multi-family	1,324	1,324	—	265
Construction	143	143	—	143
Commercial	702	702	254	351
Consumer	1,151	1,151	55	61

(1)	Recorded investment includes deferred loan fees, net of deferred origination costs and unamortized purchase premiums, net of discounts as well as purchase accounting adjustments.

Included in the Company’s loan portfolio are modified commercial loans. Per FASB ASC 310-40, Troubled Debt Restructuring (“TDR”), a modification is one in which the creditor, for economic or legal reasons related to the debtor’s financial difficulties, grants a concession to the debtor that it would not otherwise consider, such as providing for a below market interest rate and/or forgiving principal or previously accrued interest; this modification may stem from an agreement or be imposed by law or a court, and may involve a multiple note structure. Generally, prior to the modification, the loans that are modified as a TDR are already classified as non-performing. These loans may only be returned to performing (i.e. accrual status) after considering the borrower’s sustained repayment performance for a reasonable amount of time, generally six months; this sustained repayment performance may include the period of time just prior to the restructuring. The company had two modified commercial mortgage loans during the period ending December 31, 2015 as compared to one commercial loan at December 31, 2014.

The primary modification program for the Company’s home mortgage and self-originated home equity portfolios is a proprietary program designed to keep customers in their homes and, when appropriate, prevent them from entering into foreclosure. The program is available to all customers facing a financial hardship regardless of their delinquency status. The main goal of the modification program is to review the customer’s entire financial condition to ensure that the proposed modified payment solution is affordable according to a specific debt-to-income ratio (“DTI”) range. The main modification benefits of the program allow for term extensions, interest rate reductions, or deferment of principal. The Company reviews each customer on a case-by-case basis to determine which benefit or combination of benefits will be offered to achieve the target DTI range.

For the Company’s other consumer portfolios, the terms of the modifications include one or a combination of the following: a reduction of the stated interest rate of the loan at a rate of interest lower than the current market rate for new debt with similar risk or an extension of the maturity date.

Consumer TDRs are generally placed on non-accrual status until the Company believes repayment under the revised terms is reasonably assured and a sustained period of repayment performance has been achieved (typically six months for a monthly amortizing loan). However, any loan that has remained current for the six months immediately prior to modification will remain on accrual status after the modification is enacted. The TDR classification will remain on the loan until it is paid in full or liquidated.

In addition to those identified as TDRs above, the guidance also requires loans discharged under Chapter 7 bankruptcy to be considered TDRs and collateral-dependent, regardless of delinquency status. Collateral-dependent loans must be written down to fair market value and classified as non-accrual/non-performing for the remaining life of the loan.

TDR Impact to Allowance for Loan Losses

The allowance for loan losses is established to recognize losses inherent in funded loans intended to be held for investment that are probable and can be reasonably estimated. Prior to a TDR, the Company generally measures its allowance under a loss contingency methodology in which consumer loans with similar risk characteristics are pooled and loss experience information is monitored for credit risk and deterioration with statistical tools considering factors such as delinquency, LTVs, and credit scores.

Upon TDR modification, the Company generally measures impairment based on a present value of expected future cash flows methodology considering all available evidence using the effective interest rate or fair value of collateral. The amount of the required valuation allowance is equal to the difference between the loan’s impaired value and the recorded investment.

When a consumer TDR subsequently defaults, the Company generally measures impairment based on the fair value of the collateral, if applicable, less its estimated cost to sell.

As of December 31, 2015, the Company entered into 20 TDR agreements with a total carrying value of $4.4 million as compared to thirteen TDR agreements with a total carrying value of $3.8 million at December 31, 2014.

Included in impaired loans at December 31, 2015 were 20 TDRs which had a specific reserve of $534 thousand as compared to thirteen TDRs which had a specific reserve of $495 thousand at December 31, 2014. The following table presents an analysis of the Company’s TDR agreement entered into during the years ending December 31, 2015 and 2014.

	Number of	Outstanding Recorded Investment
As of December 31, 2015	Contracts	Pre-Modification	Post-Modification
1-4 family residential real estate	10	$3,378	$3,378
Commercial mortgage	2	$250	$250
Consumer loan	7	621	621
Commercial loan	1	179	179

Total	20	$4,428	$4,428

	Number of	Outstanding Recorded Investment
As of December 31, 2014	Contracts	Pre-Modification	Post-Modification
1-4 family residential real estate	8	$3,335	$3,335
Consumer loan	4	287	287
Commercial loan	1	201	201

Total	13	$3,823	$3,823

Federal regulations require us to review and classify our assets on a regular basis. In addition, the Office of Comptroller of the Currency has the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. “Substandard assets” must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. “Doubtful assets” have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as “loss” is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations also provide for a “special mention” category, described as assets which do not currently expose us to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving our close attention. When we classify an asset as substandard or doubtful we establish a specific allowance for loan losses. If we classify an asset as loss, we charge off an amount equal to 100% of the portion of the asset classified loss.

The following table presents classified loans by class of loans as of December 31, 2015 and 2014.

	Real Estate
	1-4 Family		Commercial
	Residential		and Multi-Family		Construction		Commercial		Consumer
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Grade:
Special mention	$3,182	$3,948	$321	$572	$—	$—	$—	$444	$807	$915
Substandard	7,916	9,370	3,989	4,010	143	143	557	659	1,272	1,189
Doubtful and loss	—	—	—	—	—	—	—	—	—	14

Total	$11,098	$13,318	$4,310	$4,582	$143	$143	$557	$1,103	$2,079	$2,118

The following table presents the credit risk profile of loans based on payment activity as of December 31, 2015 and 2014.

	Real Estate
	1-4 Family		Commercial
	Residential		and Multi-Family		Construction		Commercial		Consumer
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Performing	$605,210	$583,773	$82,495	$88,975	$18,412	$20,028	$21,342	$21,776	$50,831	$54,154
Non-performing	2,597	3,626	1,580	803	143	143	41	501	601	502

Total	$607,807	$587,399	$84,075	$89,778	$18,555	$20,171	$21,383	$22,277	$51,432	$54,656

The following table details activity in the allowance for possible loan losses by portfolio segment for the years ended December 31, 2015 and 2014. Allocation of a portion of the allowance to one category does not preclude its availability to absorb losses in other categories.

	Real Estate
	1-4 Family	Commercial
	Residential	and Multi-Family	Construction	Commercial	Consumer	Total
2015
Allowance for credit losses:
Beginning Balance	$2,318	$625	$33	$380	$404	$3,760
Charge-offs	(683)	(25)	—	(306)	(245)	(1,259)
Recoveries	—	—	—	—	—	—
Provision for loan losses	416	(360)	(8)	162	479	689

Ending balance	$2,051	$240	$25	$236	$638	$3,190

Ending balance: individually evaluated for impairment	$599	$23	$—	$4	$178	$804

Ending balance: collectively evaluated for impairment	$1,452	$217	$25	$232	$460	$2,386

Loan Receivables:
Ending balance	$607,807	$84,075	$18,555	$21,383	$51,432	$783,252

Ending balance: individually evaluated for impairment	$9,861	$1,830	$143	$220	$1,621	$13,675

Ending balance: collectively evaluated for impairment	$597,946	$82,245	$18,412	$21,163	$49,811	$769,577

2014
Allowance for credit losses:
Beginning Balance	$2,981	$551	$85	$230	$352	$4,199
Charge-offs	(538)	—	—	—	(439)	(977)
Recoveries	1	—	—	75	—	76
Provision for loan losses	(126)	74	(52)	75	491	462

Ending balance	$2,318	$625	$33	$380	$404	$3,760

Ending balance: individually evaluated for impairment	$721	$—	$—	$254	$55	$1,030

Ending balance: collectively evaluated for impairment	$1,597	$625	$33	$126	$349	$2,730

Loan Receivables:
Ending balance	$587,399	$89,778	$20,171	$22,277	$54,656	$774,281

Ending balance: individually evaluated for impairment	$10,372	$1,324	$143	$702	$1,151	$13,692

Ending balance: collectively evaluated for impairment	$577,027	$88,454	$20,028	$21,575	$53,505	$760,589

Certain directors and officers of the Company have loans with the Bank. Repayments and other includes loans for which there was a change in employee status which resulted in a change in loan classification.

Total loan activity for directors and officers was as follows:

	Years Ended December 31,
	2015	2014	2013
Balance, beginning of year	$4,072	$4,749	$4,626
Additions	1,355	295	672
Repayments and other	(1,008)	(972)	(549)

Balance, end of year	$4,419	$4,072	$4,749

5.	OFFICE PROPERTIES AND EQUIPMENT—NET

Office properties and equipment are summarized by major classification as follows:

	December 31,
	2015	2014
Land	$3,465	$3,465
Buildings and improvements	14,096	13,986
Furniture and equipment	6,999	7,211

Total	24,560	24,662
Accumulated depreciation	(12,201)	(11,792)

Net	$12,359	$12,870

For the years ended December 31, 2015, 2014 and 2013, depreciation expense amounted to $872 thousand, $934 thousand and $935 thousand, respectively.

6.	DEPOSITS

Deposits consist of the following major classifications:

	December 31,
	2015		2014
		Weighted		Weighted
		Average		Average
	Amount	Interest Rate	Amount	Interest Rate
NOW and other demand deposit accounts	$457,488	0.13%	$439,623	0.13%
Passbook savings and club accounts	174,640	0.20%	168,686	0.20%

Subtotal	632,128		608,309

Certificates with original maturities:
Within one year	29,341	0.30%	42,821	0.29%
One to three years	127,813	1.03%	113,927	0.92%
Three years and beyond	22,751	1.56%	22,021	1.73%

Total certificates	179,905		178,769

Total	$812,033		$787,078

The aggregate amount of certificate accounts in denominations of $100 thousand or more at December 31, 2015 and 2014 amounted to $70.6 million and $62.8 million, respectively. Currently, deposit amounts in excess of $250 thousand are generally not federally insured.

Municipal demand deposit accounts in denominations of $100 thousand or more at December 31, 2015 and 2014 amounted to $194.6 million and $181.0 million, respectively.

7.	ADVANCES FROM FEDERAL HOME LOAN BANK OF NEW YORK

Advances from the FHLB of New York are as follows:

	Interest	December 31,
Due	Rate	2015	2014
December 17, 2015	0.610%	$—	$15,000
December 21, 2015	4.540%	—	5,000
April 11, 2016	4.795%	10,000	10,000
December 19, 2016	1.130%	15,000	—
November 16, 2017	3.875%	20,000	20,000
January 14, 2022	3.690%	10,000	10,000
August 22, 2022	3.497%	10,000	10,000
October 24, 2022	3.770%	20,000	20,000
February 27, 2023	3.408%	10,000	10,000
April 3, 2023	3.160%	10,000	10,000

		$105,000	$110,000

The advances are collateralized by FHLB stock and substantially all first mortgage loans. The carrying value of assets pledged to the FHLB of New York was $414.8 million and $415.7 million at December 31, 2015 and 2014, respectively.

The following table sets forth information concerning balances and interest rates on our FHLB advances at the dates and for the periods indicated.

	December 31,
	2015	2014
Weighted average balance during the period	$109,849	$110,000
Maximum month-end balance during the period	110,000	110,000
Balance outstanding at the end of the period	105,000	110,000
Weighted average interest rate during the period	3.41%	3.83%
Weighted average interest rate at the end of the period	3.38%	3.37%

Unused lines of credit and borrowing capacity available for short-term and long-term borrowings from the FHLB of New York at December 31, 2015 and 2014 were $271.8 million and $295.7 million, respectively.

8.	INCOME TAXES

The income tax provision consists of the following:

	Years Ended December 31,
	2015	2014	2013
Income taxes:
Current:
Federal	$2,932	$3,995	$1,221
State	4	592	17

Total current tax provision	2,936	4,587	1,238

Deferred:
Federal	434	(835)	1,324
State	29	(230)	283

Total deferred tax provision (benefit)	463	(1,065)	1,607

Total income tax provision	$3,399	$3,522	$2,845

The Company’s provision for income taxes differs from the amounts determined by applying the statutory federal income tax rate to income before income before taxes as follows:

	Years Ended December 31,
	2015		2014		2013
	Amount	Percent	Amount	Percent	Amount	Percent
Income tax expense at statutory rate	$3,491	34.0%	$3,338	34.0%	$2,783	34.0%
State income taxes, net of federal benefit	21	0.2	239	2.4	197	2.5
Changes in taxes resulting from:
Tax exempt income	(215)	(2.1)	(217)	(2.2)	(247)	(3.1)
Non-deductible and other expenses	102	1.0	162	1.7	112	1.3

Total	$3,399	33.1%	$3,522	35.9%	$2,845	34.7%

Items that gave rise to significant portions of the deferred tax accounts are as follows:

	December 31,
	2015	2014	2013
Deferred tax assets:
Unrealized (gain) loss on available for sale securities	$781	$807	$1,730
Allowance for loan losses	1,274	1,502	1,677
Nonperforming loans	—	—	—
Deferred compensation	365	387	371
Employee benefits	2,351	2,257	2,023
Other than temporary impairment	1,020	1,020	1,020
Property	54	4	(122)
Purchase accounting	772	893	1,000
Other	41	47	81

Total deferred tax assets	6,658	6,917	7,780

Deferred tax liabilities:
Deferred loan fees	(1,487)	(1,203)	(1,257)
Servicing	—	(1)	(2)
IRC Section 475 mark-to-market	(598)	(651)	(1,602)

Total deferred tax liabilities	(2,085)	(1,855)	(2,861)

Net deferred tax asset	$4,573	$5,062	$4,919

Pursuant to ASC-740, the Company is not required to provide deferred taxes on its tax loan loss reserve as of December 31, 1987. The amount of this reserve on which no deferred income taxes have been provided is approximately $2.4 million and is included in retained earnings at December 31, 2015 and 2014. This reserve could be recognized as taxable income and create a current and/or deferred tax liability using the income tax rates then in effect if one of the following occur: (1) the Company’s retained earnings represented by this reserve are used for distributions in liquidation or for any other purpose other than to absorb losses from bad debts; (2) the Company fails to qualify as a Bank, as provided by the Internal Revenue Code; or (3) there is a change in federal tax law.

The Company recognizes, when applicable, interest and penalties related to unrecognized tax benefits in the provision for income taxes in the consolidated statement of income and comprehensive income. As of December 31, 2015, 2014 and 2013, there were no uncertain tax positions and the Company does not anticipate any in the next twelve months. The Company files income tax returns in the United States federal jurisdiction and in the State of New Jersey. As of December 31, 2015, the tax years ended December 31, 2012 through 2015 were subject to examination by the Internal Revenue Service, while the tax years ended December 31, 2011 through 2015 were subject to New Jersey examination.

9.	JUNIOR SUBORDINATED DEBENTURES

In 1998, Ocean Shore Capital Trust I (the “Trust”), a trust created under Delaware law that is wholly owned by the Company, issued $15 million of 8.67% Capital Securities (the “Capital Securities”) with a liquidation amount of $1,000 per Capital Security unit and a scheduled maturity of July 15, 2028. The proceeds from the sale of the Capital Securities, together with a capital contribution from the Company, were utilized by the Trust to invest in $15.5 million of 8.67% Junior Subordinated Deferrable Interest Debentures (the “Debentures”) of the Company. The Debentures are unsecured and rank subordinate and junior in right of payment to all indebtedness, liabilities and obligations of the Company. The Debentures represent the sole assets of the Trust. Interest on the Capital Securities is cumulative and payable semi-annually in arrears. The Company has the option, subject to required regulatory approval, to prepay the Debentures in whole or in part, at various prepayment prices, plus accrued and unpaid interest thereon to the date of the prepayment. On September 5, 2014, the Company redeemed $3.1 million of this issue, paying a redemption premium of $54 thousand, reducing the outstanding balance to $7.2 million. On August 26, 2015, the Company redeemed the remaining $7.2 million of this issue, paying a redemption premium of $94 thousand.

10.	COMMITMENTS AND CONTINGENCIES

Loan Commitments—As of December 31, 2015, the Company had approximately $32.5 million in outstanding commitments to originate fixed and variable rate loans with market interest rates ranging from 3.00% to 5.50% and approximately $45.5 million in unused lines and letters of credit with interest rates ranging from 3.00% to 6.50% on outstanding balances. Commitments are issued in accordance with the same policies and underwriting procedures as settled loans.

Lease Commitment—The Company leases certain property and equipment under non-cancellable operating leases. Scheduled minimum lease payments are as follows as of December 31, 2015:

Year Ending December 31
2016	$160
2017	165
2018	172
2019	178
2020	185
Thereafter	275

Total	$1,135

Rent expense for all operating leases was approximately $163 thousand, $217 thousand and $261 thousand for the years ended December 31, 2015, 2014 and 2013, respectively.

Cash Reserve Requirement—The Bank is required to maintain average reserve balances under the Federal

Reserve Act and Regulation D issued thereunder. Such reserves totaled approximately $100,000 at December 31, 2015 and 2014.

Restrictions on Funds Transferred—There are various restrictions which limit the ability of a bank subsidiary to transfer funds in the form of cash dividends, loans or advances to the parent company. Under federal law, the approval of the primary regulator is required if dividends declared by the Bank in any year exceed the net profits of that year, as defined, combined with the retained profits for the two preceding years.

Employment Contracts—The Bank has entered into employment contracts with several officers of the Bank whereby such officers would be entitled to a cash payment equal to 2 or 3 years annual compensation, depending on the officer, in the event of a change of control or other specified reasons.

11.	EARNINGS PER SHARE

Basic net income per share is based upon the weighted average number of common shares outstanding, net of any treasury shares, while diluted net income per share is based upon the weighted average number of shares of common stock outstanding, net of any treasury shares, after consideration of the potential dilutive effect of common stock equivalents, based upon the treasury stock method using an average market price for the period, and impact of unallocated ESOP shares.

The calculated basic and diluted earnings per share (“EPS”) are as follows:

	December 31,
	2015	2014	2013
Numerator – Net Income	$6,868	$6,298	$5,349
Denominators:
Basic average shares outstanding	6,015,157	6,266,344	6,520,951
Net effect of dilutive common stock equivalents	109,001	134,460	86,158

Diluted average shares outstanding	6,124,158	6,400,804	6,607,109
Earnings per share:
Basic	$1.14	$1.00	$0.82
Diluted	$1.12	$0.98	$0.81

At December 31, 2015, 2014 and 2013 there were 317,549, 612,406 and 605,803 outstanding options that were anti-dilutive, respectively.

12.	REGULATORY CAPITAL REQUIREMENTS

The Company and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory – and possibly additional discretionary – actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of the assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of Tier 1 and common equity Tier 1 capital (as defined in the regulations) to total adjusted assets (as defined), and of risk-based capital (as defined) to risk-weighted assets (as defined). Basel III capital regulations, which became effective for the Company and the Bank on January 1, 2015, revised the capital requirements applicable to the Bank and made the same requirements applicable to the Company. Management believes that, as of December 31, 2015 and 2014, the Company and the Bank met all capital adequacy requirements to which it is subject.

As of December 31, 2015 and 2014, the most recent notification from the OCC categorized the Bank as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company must maintain minimum Tier 1 leverage and common equity, Tier 1 and total risk-based ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s category.

			Required		Considered Well
			For Capital		Capitalized Under Prompt
	Actual		Adequacy Purposes		Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2015:
Tier 1 leverage capital	$98,711	9.30%	$42,456	4.00%	$53,070	5.00%
Common equity risk-based capital	98,711	17.94	24,764	4.50	35,770	6.50
Tier 1 risk-based capital	98,711	17.94	33,018	6.00	44,024	8.00
Total risk-based capital	101,918	18.52	44,024	8.00	55,030	10.00
As of December 31, 2014:
Tangible capital	$99,286	9.78%	$15,226	1.50%	N/A	N/A
Tier 1 leverage capital	99,286	9.78	40,603	4.00	$60,905	6.00%
Tier 1 risk-based capital	99,286	18.73	21,207	4.00	31,810	6.00
Total risk-based capital	102,026	19.24	42,414	8.00	53,017	10.00

As of December 31, 2015, the most recent notification from the OCC categorized the Company as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company must maintain minimum Tier 1 leverage and common equity, Tier 1 and total risk-based ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Company’s category.

			Required		Considered Well
			For Capital		Capitalized Under Prompt
	Actual		Adequacy Purposes		Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2015:
Tier 1 leverage capital	$108,014	10.15%	$42,563	4.00%	$53,203	5.00%
Common equity risk-based capital	108,014	19.58	24,826	4.50	35,860	6.50
Tier 1 risk-based capital	108,014	19.58	33,101	6.00	44,135	8.00
Total risk-based capital	111,204	20.16	44,135	8.00	55,169	10.00

Federal banking regulations place certain restrictions on dividends paid by the Bank to the Company. The total dividends that may be paid at any date is generally limited to the earnings of the Bank for the year to date plus retained earnings for the prior two years, net of any prior capital distributions. In addition, dividends paid by the Bank to the Company would be prohibited if the distribution would cause the Bank’s capital to be reduced below the applicable minimum capital requirements. For the periods ending December 31, 2015 and December 31, 2014, the Bank paid $9.0 million in dividends to the Company.

13.	BENEFIT PLANS

401(k) Plan

The Company maintains an approved 401(k) Plan. All employees age 18 and over are eligible to participate in the plan at the beginning of the quarter after hire date. The employees may contribute up to 100% of their compensation, subject to IRS limitations, to the plan with the Company matching one-half of the first six percent contributed. Full vesting in the plan is prorated equally over a five-year period from the date of employment. The Company’s contributions to the 401(k) Plan for the years ended December 31, 2015, 2014 and 2013 were $219 thousand, $202 thousand, and $196 thousand, respectively, and were included as a component of “Salaries and employee benefits” expense.

Deferred Compensation Plans

The Bank maintains a deferred compensation plan whereby certain officers will be provided supplemental retirement benefits for a period of fifteen or twenty years following normal retirement. The benefits under the plan are fully vested for all officers. The Company makes annual contributions, based upon an accrued liability schedule, to a trust for each respective officer organized by the Company to administer the plan so that the amounts required will be provided at the normal retirement dates and thereafter. Assuming normal retirement, the benefits under the plan will be paid in varying amounts between 2016 and 2032. The agreements also provide for payment of benefits in the event of disability, early retirement, termination of employment, or death. The contributions to the plan for the years ended December 31, 2015, 2014 and 2013 were $357 thousand, $523 thousand and $550 thousand, respectively, and were included as a component of “Salaries and employee benefits” expense in the statement of income. The accrued liability included as a component of “Other liabilities” in the statement of financial condition was $4.8 million, $4.4 million and $3.9 million for the years ended December 31, 2015, 2014 and 2013, respectively.

The Bank maintains a directors’ deferred compensation plan whereby directors may defer into a retirement account a portion of their monthly director fees for a specified period to provide a specified amount of income for a period of five to ten years following normal retirement. The Company also accrues the interest cost on the deferred fee obligation so that the amounts required will be provided at the normal retirement dates and thereafter. Assuming normal retirement, the benefits under the plan will be paid in varying amounts between 2016 and 2032. Payments of $85 thousand were made from the plan in 2015. The agreements also provide for payment of benefits in the event of disability, early retirement, termination of service, or death. At December 31, 2015 and 2014, the accrued deferred compensation liability amounted to approximately $914 thousand and $970 thousand, respectively, and is included as a component of “Other Liabilities” in the statement of financial condition. The contributions to the plan for the years ended December 31, 2015, 2014 and 2013 were $162 thousand, $104 thousand and $57 thousand, respectively, and were included as a component of “Salaries and employee benefits” expense.

The Bank is the owner and primary beneficiary of insurance policies on the lives of participating officers and directors. Such policies were purchased to informally fund the benefit obligations and to allow the Company to honor its contractual obligations in the event of pre-retirement death of a covered officer or director. Certain of the insurance policies owned by the Bank are policies under which the employee’s designated beneficiary is entitled to part of the policy benefits upon the death of the employee. The aggregate cash surrender value of all policies owned by the Company amounted to $24.5 million and $23.8 million at December 31, 2015 and 2014.

During 2004, a Deferred Compensation Stock Plan was established creating a rabbi trust to fund benefit plans for certain officers and directors to acquire shares through deferred compensation plans. During the years ended December 31, 2015 and 2014, 11,055 and 1,082 shares of the Company’s stock were purchased for $171 thousand and $16 thousand, respectively, at various market prices.

Employee Stock Ownership Plan

In December 2004, the Company established an Employee Stock Ownership Plan (“ESOP”) covering all eligible employees as defined by the ESOP. The ESOP is a tax-qualified plan designed to invest primarily in the Company’s common stock that provides employees with the opportunity to receive a funded retirement benefit based primarily on the value of the Company’s common stock.

To purchase the Company’s common stock in December 2004, the ESOP borrowed $3.4 million from the Company to purchase 343,499 shares of the Company’s common stock in the initial public offering. The ESOP loan is being repaid principally from the Bank’s contributions to the ESOP over a period of up to 15 years. Dividends declared on common stock held by the ESOP and not allocated to the account of a participant can be used to repay the loan. The number of shares released annually is based upon the ratio that the current principal and interest payment bears to the current and all remaining scheduled future principal and interest payments.

In December 2009, the ESOP borrowed an additional $2.3 million from the Company to purchase 282,611 shares of the Company’s common stock in its second step offering. The ESOP loan is being repaid principally from the Bank’s contributions to the ESOP over a period of up to 20 years. Dividends declared on common stock held by the ESOP and not allocated to the account of a participant can be used to repay the loan. The number of shares released annually is based upon the ratio that the current principal and interest payment bears to the current and all remaining scheduled future principal and interest payments.

During the years ended December 31, 2015, 2014 and 2013, the Company annually released 34,267 shares and recorded an expense related to this plan of approximately $523 thousand, $487 thousand and $498 thousand, respectively.

All shares that have not been released for allocation to participants are held in a suspense account by the ESOP for future allocation as the loans are repaid. Unallocated common stock purchased by the ESOP is recorded as a reduction of stockholders’ equity at cost. At December 31, 2015, the ESOP had 258,233 unallocated shares remaining.

Stocks Options

A summary of the status of the Company’s stock options under the Equity Plans as of December 31, 2015, 2014 and 2013 and changes during the periods ended December 31, 2015, 2014 and 2013 are presented below.

	Year Ended		Year Ended		Year Ended
	December 31, 2015		December 31, 2014		December 31, 2013
		Weighted		Weighted		Weighted
		average		average		average
	Number of	exercise	Number of	exercise	Number of	exercise
	shares	price	shares	price	shares	price
Outstanding at the beginning of the period	674,391	$12.15	680,200	$12.14	649,313	$11.50
Granted	—	—	—	—	66,300	14.14
Exercised	(290,090)	13.06	(5,809)	11.49	(35,413)	12.30
Forfeited	(3,894)	11.69	—	—	—	—

Outstanding at the end of the period	380,407	$11.46	674,391	$12.15	680,200	$12.14

Exercisable at the end of the period	322,993	$11.09	541,222	$12.12	471,686	$12.24

Stock options vested or expected to vest (1)	290,693	$11.09

(1)	Includes vested shares and non-vested shares after a forfeiture rate, which is based upon historical data, is applied.

There were no options granted in 2015 and 2014. The weighted average grant date fair value of options granted for the year ended December 31, 2013 $2.56 per share. Options exercised in 2015 totaled 290,090 shares at an average price of $13.09 as compared to 5,809 shares in 2014 at an average price of $11.49 as compared to 35,413 shares in 2013 at an average exercise price of $12.30. The aggregate intrinsic value of options outstanding and exercisable at December 31, 2015, 2014 and 2013 was $2.0 million, $1.2 million, and $670 thousand, respectively.

The following table summarizes all stock options outstanding under the Equity Plan as of December 31, 2015:

	Options Outstanding
		Weighted	Weighted Average
	Number of	Average	Remaining
Date Issued	Shares	Exercise Price	Contractual Life
			(in years)
November 21, 2006	14,506	$14.78	0.9
November 20, 2007	17,274	11.32	1.9
August 18, 2010	208,239	10.21	4.6
March 15, 2011	13,600	12.06	5.2
August 17, 2011	44,898	11.53	5.6
November 19, 2012	17,100	13.10	6.9
November 19, 2013	64,790	14.14	7.9

Total	380,407	$11.46	5.2

At December 31, 2015, there was $253 thousand of total unrecognized compensation cost related to options granted under the stock option plans. That cost is expected to be recognized over a weighted average period of 1.6 years.

The compensation expense recognized for the period ended December 31, 2014, 2013 and 2012 was $175 thousand, $184 thousand and $155 thousand, respectively.

Summary of Non-vested Stock Award activity:

	Year Ended		Year Ended		Year Ended
	December 31, 2015		December 31, 2014		December 31, 2013
		Weighted		Weighted		Weighted
		average		average		average
	Number of	exercise	Number of	exercise	Number of	exercise
	shares	price	shares	price	shares	price
Outstanding at the beginning of the period	54,950	$10.74	83,290	$10.99	60,390	$10.33
Issued	—	—	—	—	42,700	14.14
Vested	28,340	11.46	28,340	11.46	19,800	10.30
Forfeited	—	—	—	—	—	—
Outstanding at the end of the period	26,610	$14.06	54,950	$10.74	83,290	$10.99

As of December 31, 2015, there was $350 thousand of total unrecognized compensation costs related to non-vested stock awards. That cost is expected to be recognized over a weighted average period of 2.9 years.

The compensation expense recognized for the period ended December 31, 2015, 2014 and 2013 was $241 thousand, $325 thousand and $218 thousand, respectively.

14.	FAIR VALUE MEASUREMENT

In accordance with FASB ASC 825-10-50-10, the Company is required to disclose the fair value of financial instruments. The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a distressed sale. Fair value is best determined using observable market prices; however for many of the Company’s financial instruments no quoted market prices are readily available. In instances where quoted market prices are not readily available, fair value is determined using present value or other techniques appropriate for the particular instrument. These techniques involve some degree of judgment and as a result are not necessarily indicative of the amounts the Company would realize in a current market exchange. Different assumptions or estimation techniques may have a material effect on the estimated fair value.

FASB ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Those assets as of December 31, 2015 which will continue to be measured at fair value on a recurring basis are as follows:

	Category Used for Fair Value Measurement
	Level 1	Level 2	Level 3
Assets:
Securities available for sale:
U.S. Government sponsored entity mortgage-backed securities	$—	$92,982	$—
U.S. Treasury and federal agencies	—	10,040	—
Corporate securities	—	8,844	—
Equity securities	42	—	—

Totals	$42	$111,866	$—

Those assets as of December 31, 2014 which will continue to be measured at fair value on a recurring basis are as follows:

	Category Used for Fair Value Measurement
	Level 1	Level 2	Level 3
Assets:
Securities available for sale:
U.S. Government sponsored entity mortgage-backed securities	$—	$80,258	$—
U.S. Treasury and federal agencies	—	20,991	—
Corporate securities	—	8,839	—
Equity securities	28	—	—

Totals	$28	$110,088	$—

In accordance with the fair value measurement and disclosures topic of the FASB Accounting Standards Codification management assessed whether the volume and level of activity for certain assets have significantly decreased when compared with normal market conditions. The Company concluded that there was not a significant decrease in the volume and level of activity with respect to certain investments included in the corporate debt securities and classified as level 2 in accordance with the framework for fair value measurements. Fair value for such securities is obtained from third party broker quotes. The Company evaluated these values to determine that the quoted price is based on current information that reflects orderly transactions or a valuation technique that reflects market participant assumptions by benchmarking the valuation results and assumptions used against similar securities that are more actively traded in order to assess the reasonableness of the estimated fair values. The fair market value estimates we assign to these securities assume liquidation in an orderly fashion and not under distressed circumstances.

Certain assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The Company measures impaired loans, FHLB stock and loans or bank properties transferred into other real estate owned at fair value on a non-recurring basis.

Summary of Non-Recurring Fair Value Measurements

	Category Used for Fair Value Measurement
					Total
	Total	Level 1	Level 2	Level 3	(Losses)
December 31, 2015
Assets:
Impaired loans	$3,852	$—	$1,282	$2,570	$(166)
Real estate owned	1,714	—	1,714	—	(451)
December 31, 2014
Assets:
Impaired loans	$5,640	$—	$3,294	$2,346	$(735)
Real estate owned	510	—	510	—	(122)

Impaired Loans

The Company considers a loan to be impaired when it becomes probable that the Company will be unable to collect all amounts due in accordance with the contractual terms of the loan agreement. Under FASB ASC 310, collateral dependent impaired loans are valued based on the fair value of the collateral, which is based on appraisals, less cost to sell. These adjustments are based upon observable inputs, and therefore, the fair value measurement has been categorized as a level 2 measurement. In some cases, adjustments are made to the appraised values for various factors, including age of the appraisal, age of the comparables included in the appraisal, and known changes in the market and in the collateral. These adjustments are based upon unobservable inputs, and therefore, the fair value measurement has been categorized as a Level 3 measurement. Total loans remeasured at fair value for the twelve months ended December 31, 2015 were $3.9 million. Such loans were carried at the value of $4.0 million immediately prior to remeasurement, resulting in the recognition of impairment through earnings in the amount of $166 thousand. Total loans remeasured at fair value for the twelve months ended December 31, 2014 were $5.6 million. Such loans were carried at the value of $6.4 million immediately prior to remeasurement, resulting in the recognition of impairment through earnings in the amount of $735 thousand.

Real Estate Owned

Once an asset is determined to be uncollectible, the underlying collateral is repossessed and reclassified to foreclosed real estate and repossessed assets. These assets are carried at lower of cost or fair value of the collateral, less cost to sell. These adjustments are based upon observable inputs, and therefore, the fair value measurement has been categorized as a Level 2 measurement. In some cases, adjustments are made to the appraised values for various factors, including age of the appraisal, age of the comparables included in the appraisal, and known changes in the market and in the collateral. These adjustments are based upon unobservable inputs, and therefore, the fair value measurement would be categorized as a Level 3 measurement. Total real estate owned remeasured at fair value for the twelve months ended December 31, 2015 was $2.2 million, of which $451 thousand was sold. These properties were carried at the value of $2.2 million immediately prior to remeasurement, resulting in the recognition of impairment through earnings in the amount of $392 thousand. Total real estate owned remeasured at fair value for the twelve months ended December 31, 2014 was $872 thousand, of which $362 thousand was sold. These properties were carried at the value of $632 thousand immediately prior to remeasurement, resulting in the recognition of impairment through earnings in the amount of $122 thousand.

Fair Value of Financial Instruments

	December 31, 2015
	Carrying	Category Used for Fair Value
	Amount	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$87,710	$87,710	$—	$—
Investment securities:
Held to maturity	1,084	—	1,137	—
Available for sale	111,908	42	111,866	—
Loans receivable, net	783,948	—	793,597	—
Federal Home Loan Bank stock	5,864	—	5,864	—
Liabilities:
NOW and other demand deposit accounts	457,488	—	476,186	—
Passbook savings and club accounts	174,640	—	183,352	—
Certificates	179,905	—	180,624	—
Advances from Federal Home Loan Bank	105,000	—	111,315	—

	December 31, 2014
	Carrying	Category Used for Fair Value
	Amount	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$80,307	$80,307	$—	$—
Investment securities:
Held to maturity	1,201	—	1,278	—
Available for sale	110,116	28	110,088	—
Loans receivable, net	774,017	—	791,095	—
Federal Home Loan Bank stock	6,039	—	6,039	—
Liabilities:
NOW and other demand deposit accounts	439,623	—	458,328	—
Passbook savings and club accounts	168,686	—	168,893	—
Certificates	178,769	—	179,224	—
Advances from Federal Home Loan Bank	110,000	—	118,777	—
Junior subordinated debenture	7,217	—	7,217	—

Cash and Cash Equivalents— For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value.

Investment and Mortgage-Backed Securities— For investment securities, fair values are based on a combination of quoted prices for identical assets in active markets, quoted prices for similar assets in markets that are either actively or not actively traded and pricing models, discounted cash flow methodologies, or similar techniques that may contain unobservable inputs that are supported by little or no market activity and require significant judgment. For investment securities that do not actively trade in the marketplace, (primarily our investment in trust preferred securities of non-publicly traded companies) fair value is obtained from third party broker quotes. The Company evaluates prices from a third party pricing service, third party broker quotes, and from another independent third party valuation source to determine their estimated fair value. These quotes are benchmarked against similar securities that are more actively traded in order to assess the reasonableness of the estimated fair values. The fair market value estimates we assign to these securities assume liquidation in an orderly fashion and not under distressed circumstances. For securities classified as available for sale the changes in fair value are reflected in the carrying value of the asset and are shown as a separate component of stockholders’ equity.

Loans Receivable—Net—The fair value of loans receivable is estimated based on the present value using discounted cash flows based on estimated market discount rates at which similar loans would be made to borrowers and reflect similar credit ratings and interest rate risk for the same remaining maturities.

Federal Home Loan Bank (FHLB) Stock—Although FHLB stock is an equity interest in an FHLB, it is carried at cost because it does not have a readily determinable fair value as its ownership is restricted and it lacks a market. While certain conditions are noted that required management to evaluate the stock for impairment, it is currently probable that the Company will realize its cost basis. Management concluded that no impairment existed as of December 31, 2015 and 2014. The estimated fair value approximates the carrying amount.

NOW and Other Demand Deposit, Passbook Savings and Club, and Certificates Accounts—The fair value of NOW and other demand deposit accounts and passbook savings and club accounts is the amount payable on demand at the reporting date. The fair value of certificates is estimated by discounting future cash flows using interest rates currently offered on certificates with similar remaining maturities.

Advances from FHLB—The fair value was estimated by determining the cost or benefit for early termination of each individual borrowing.

Junior Subordinated Debenture—The fair value was estimated by discounting approximate cash flows of the borrowings by yields estimating the fair value of similar issues.

Commitments to Extend Credit and Letters of Credit—The majority of the Bank’s commitments to extend credit and letters of credit carry current market interest rates if converted to loans. Because commitments to extend credit and letters of credit are generally unassignable by either the Bank or the borrower, they only have value to the Bank and the borrower. The estimated fair value approximates the recorded deferred fee amounts, which are not significant.

The fair value estimates presented herein are based on pertinent information available to management as of December 31, 2015 and 2014. Although management is not aware of any factors that would significantly affect the fair value amounts, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since December 31, 2015 and 2014, and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

15.	GOODWILL AND INTANGIBLE ASSETS

Goodwill totaled $4.6 million at December 31, 2015 as compared to $4.6 million at December 31, 2014. The Company completed its annual goodwill impairment test as of August 1, 2015 and concluded that goodwill was not impaired. At December 31, 2015, no triggering events have occurred from the date of impairment test that would have impaired goodwill.

The core deposit intangible totaled $440 thousand at December 31, 2015 as compared to $536 thousand at December 31, 2014. The core deposit intangible is being amortized over its estimated useful life of approximately 15 years from August 1, 2011.

16.	REAL ESTATE OWNED

Summary of Real Estate Owned Activity:

	2015			2014
	Residential	Commercial		Residential	Commercial
	Property	Property	Total	Property	Property	Total
Balance, January 1,	$609	$41	650	$296	$202	$498
Transfers into Real Estate Owned	1,931	195	2,126	872	—	872
Valuation adjustment on REO	(59)	—	(59)	—	—	—
Sales of Real Estate Owned	(708)	(195)	(903)	(559)	(161)	(720)

Balance, December 31,	$1,773	$41	$1,814	$609	$41	$650

17.	RELATED PARTY TRANSACTION

The Company obtains legal services from McCrosson and Stanton, PC, a law firm located in Ocean City, NJ. Dorothy F. McCrosson, a Director of the Company since January 2011, is Managing Partner at McCrosson and Stanton, PC. Legal fees paid to McCrosson and Stanton, PC were $160 thousand, $156 thousand and $172 thousand during the years ended December 31, 2015, 2014 and 2013, respectively.

18.	PARENT ONLY FINANCIAL INFORMATION

The following are the condensed financial statements for Ocean Shore Holding Co. (Parent company):

CONDENSED STATEMENTS OF FINANCIAL CONDITION—PARENT ONLY

	December 31,
	2015	2014
Assets:
Cash and cash equivilents	$3,991	$2,380
Investment securities	1,269	1,451
Investment in subsidiary	102,486	103,518
Other assets	4,053	5,792

Total assets	$111,799	$113,141

Liabilities:
Junior subordinated debenture	$—	$7,217
Other liabilities	10	113

Total liabilities	10	7,330

Stockholders’ equity	111,789	105,811

Total liabilities and stockholders’ equity	$111,799	$113,141

CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME—PARENT ONLY

	Years Ended December 31,
	2015	2014	2013
Interest income	$198	$318	$419
Interest expense	410	804	1,192

Net interest loss	(212)	(486)	(773)
Other Income	3	94	7
Other expenses	252	226	271

Loss before income tax benefit and equity in undistributed earnings in subsidiary	(461)	(618)	(1,037)
Income tax	(157)	(210)	(351)

Loss before equity in undistributed earnings in subsidiary	(304)	(408)	(686)
Dividends distributed from subsidiary	9,000	9,000	6,000
Equity in undistributed earnings of subsidiary	(1,828)	(2,294)	35

Net income	$6,868	$6,298	$5,349

Other comprehensive income, net of tax
Unrealized gain (loss) on available for sale securities	$27	$1,375	$(2,761)
Unrealized (loss) gain on post retirement life benefit	37	(159)	138

Total other comprehensive income, net of tax	64	1,216	(2,623)

Total comprehensive income	$6,932	$7,514	$2,726

CONDENSED STATEMENTS OF CASH FLOWS—PARENT ONLY

	Years Ended December 31,
	2015	2014	2013
OPERATING ACTIVITIES:
Net income	$6,868	$6,298	$5,349
Equity in undistributed earnings in subsidiary	(7,173)	(6,706)	(6,035)
Net amortization of investment premiums/discounts	3	127	4
Gain on sale/call of investment securities available for sale	(3)	(95)	—
Dividends from subsidiary	9,000	9,000	6,000
Premium paid on redemption of junior subordinated debt	94	54	—
Changes in assets and liabilities which provided (used) cash:
Accrued interest receivable	9	40	10
Prepaid expenses and other assets	1,401	(427)	86
Other liabilities	(112)	(127)	(204)
Intercompany payables	9	(235)	413

Net cash provided by operating activities	10,096	7,929	5,623

INVESTING ACTIVITIES:
Principal repayment of mortgage backed securities held to maturity	99	134	248
Principal repayment of mortgage backed securities available for sale	—	75	444
Principal payments on ESOP loan	357	342	326
Proceeds from sale/call of investment secruities available for sale	217	2,383	155

Net cash provided by investing activities	673	2,934	1,173

FINANCING ACTIVITIES:
Purchase of treasury stock	(3,608)	(7,473)	(966)
Proceeds from stock options exercised	3,275	67	436
Dividends paid	(1,514)	(1,616)	(1,667)
Redemption of junior subordinated debt	(7,311)	(3,146)	(5,155)

Net cash (used in) financing activities	(9,158)	(12,168)	(7,352)

Net increase (decrease) in cash & cash equivalents	1,611	(1,305)	(556)
Cash and cash equivalents—beginning	2,380	3,685	4,241

Cash and cash equivalents—ending	$3,991	$2,380	$3,685

19.	QUARTERLY FINANCIAL DATA (unaudited)

	Quarter Ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015
Total interest income	$8,787	$8,764	$8,777	$8,822
Total interest expense	1,695	1,708	1,685	1,608

Net interest income	7,092	7,056	7,092	7,214
Provision for loan losses	153	178	165	192

Net interest income after provision for loan losses	6,939	6,878	6,927	7,022
Other income	1,049	1,133	1,122	1,086
Other expense	5,442	5,373	5,536	5,539

Income before income taxes	2,546	2,638	2,513	2,569
Income taxes	833	899	844	821

Net income	$1,713	$1,739	$1,669	$1,748

Earnings per share basic (1)	$0.29	$0.29	$0.28	$0.29
Earnings per share diluted (1)	$0.28	$0.29	$0.27	$0.28

(1)	Earnings per share are computed independently for each period presented.

Consequently, the sum of the quarters may not equal the total earnings per share for the year.

	Quarter Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
Total interest income	$8,871	$8,793	$8,855	$8,847
Total interest expense	1,911	1,908	1,897	1,850

Net interest income	6,960	6,885	6,958	6,997
Provision for loan losses	88	50	125	200

Net interest income after provision for loan losses	6,872	6,835	6,833	6,797
Other income	1,006	1,086	1,102	1,052
Other expense	5,446	5,530	5,451	5,337

Income before income taxes	2,432	2,391	2,484	2,512
Income taxes	845	859	904	914

Net income	$1,587	$1,532	$1,580	$1,598

Earnings per share basic (1)	$0.25	$0.24	$0.25	$0.26
Earnings per share diluted (1)	$0.24	$0.24	$0.25	$0.26

(1)	Earnings per share are computed independently for each period presented.

Consequently, the sum of the quarters may not equal the total earnings per share for the year.

* * * * * *

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30, 2016	December 31, 2015
	(Dollars in thousands)
ASSETS
Cash and amounts due from depository institutions	$10,001	$7,496
Interest-earning bank balances	76,204	80,214

Cash and cash equivalents	86,205	87,710
Investment securities held to maturity
(estimated fair value—$896 at June 30, 2016; $1,137 at December 31, 2015)	842	1,084
Investment securities available for sale
(amortized cost—$107,763 at June 30, 2016; $113,944 at December 31, 2015)	106,789	111,908
Loans—net of allowance for loan losses of $3,245 at June 30, 2016 and $3,190 at December 31, 2015	791,219	783,948
Accrued interest receivable:
Loans	2,412	2,330
Investment securities	12	21
Federal Home Loan Bank stock—at cost	5,875	5,864
Office properties and equipment—net	12,059	12,359
Prepaid expenses and other assets	1,831	2,242
Real estate owned	1,662	1,814
Cash surrender value of life insurance	24,768	24,457
Net deferred tax asset	4,140	4,572
Goodwill	4,630	4,630
Other intangible assets	391	440

TOTAL ASSETS	$1,042,835	$1,043,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Non-interest bearing deposits	$199,379	$190,614
Interest bearing deposits	607,322	621,419
Advances from Federal Home Loan Bank	105,000	105,000
Advances from borrowers for taxes and insurance	5,184	4,591
Accrued interest payable	492	589
Other liabilities	9,807	9,377

Total liabilities	927,184	931,590

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 25,000,000 shares authorized, 7,307,590 shares issued; 6,412,678 shares outstanding at June 30, 2016; 6,403,058 shares outstanding at December 31, 2015	73	73
Additional paid-in capital	66,650	66,397
Retained earnings—partially restricted	65,243	62,480
Treasury stock—at cost: 894,912 shares at June 30, 2016; 904,532 shares at December 31, 2015	(12,559)	(12,694)
Common stock acquired by employee benefits plans	(2,126)	(2,297)
Deferred compensation plans trust	(878)	(783)
Accumulated other comprehensive loss	(752)	(1,387)

Total stockholders’ equity	115,651	111,789

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,042,835	$1,043,379

See notes to unaudited condensed consolidated financial statements.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Dollars in thousands, except per share data)
INTEREST AND DIVIDEND INCOME:
Taxable interest and fees on loans	$8,171	$8,177	$16,342	$16,349
Taxable interest on mortgage-backed securities	452	337	853	695
Non-taxable interest on municipal securities	1	1	2	2
Taxable interest and dividends on other investment securities	206	249	476	505

Total interest and dividend income	8,830	8,764	17,673	17,551

INTEREST EXPENSE:
Interest on deposits	651	617	1,318	1,230
Interest on borrowings	811	1,091	1,708	2,173

Total interest expense	1,462	1,708	3,026	3,403
NET INTEREST INCOME	7,368	7,056	14,647	14,148
PROVISION FOR LOAN LOSSES	161	178	313	331

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	7,207	6,878	14,334	13,817

OTHER INCOME:
Service charges	443	503	888	1,011
Cash surrender value of life insurance	157	156	311	310
Gain on sale of investment	37	—	—	—
Other	439	474	876	861

Total other income	1,076	1,133	2,075	2,182

OTHER EXPENSE:
Salaries and employee benefits	3,342	3,168	6,652	6,467
Occupancy and equipment	1,218	1,248	2,423	2,497
Federal insurance premiums	145	141	290	279
Advertising	102	121	192	226
Professional services	299	270	601	548
Real estate owned expense	41	21	48	(46)
Charitable contributions	44	38	87	75
Other operating expenses	396	366	785	768

Total other expenses	5,587	5,373	11,078	10,814

INCOME BEFORE INCOME TAXES	2,696	2,638	5,331	5,185

INCOME TAX EXPENSE	920	899	1,799	1,733

NET INCOME	$1,776	$1,739	$3,532	$3,452

Other comprehensive income, net of tax:
Unrealized gain (loss) on available for sale securities	216	(254)	630	133
Unrealized gain (loss) on post retirement life benefit	3	6	6	11

COMPREHENSIVE INCOME	$1,995	$1,491	$4,168	$3,596

Earnings per share, basic:	$0.29	$0.29	$0.58	$0.58
Earnings per share, diluted:	$0.28	$0.29	$0.57	$0.57

See notes to unaudited condensed consolidated financial statements.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2016	2015
	(Dollars in thousands)
OPERATING ACTIVITIES:
Net income	$3,532	$3,452
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	390	500
Provision for loan losses	313	331
Stock based compensation expense	451	506
Gain on call of AFS securities	(37)	—
Cash surrender value of life insurance	(311)	(310)
Loss on disposal of office properties and equipment	—	1
Changes in assets and liabilities which provided (used) cash:
Accrued interest receivable	(73)	(100)
Prepaid expenses and other assets	411	917
Accrued interest payable	(97)	(3)
Other liabilities	434	(83)

Net cash provided by operating activities	5,013	5,211

INVESTING ACTIVITIES:
Principal collected on:
Investment securities available for sale	7,027	5,756
Investment securities held to maturity	40	142
Loans originated, net of repayments	(8,412)	(7,988)
Purchases of:
Investment securities held to maturity	(375)	(402)
Investment securities available for sale	(14,977)	(10,111)
Federal Home Loan Bank stock	(11)	(50)
Office properties and equipment	(125)	(206)
Proceeds from sale/ maturities/ calls of:
Investment securities held to maturity	577	494
Investment securities available for sale	14,037	—
Real estate owned	1,197	428

Net cash used in investing activities	(1,022)	(11,937)

FINANCING ACTIVITIES:
Increase / decrease in deposits	(5,332)	(7,219)
Dividends paid	(769)	(759)
Exercise of incentive stock options	107	1,046
Purchase of treasury stock	—	(3,223)
Purchase of shares by deferred compensation plans trust	(95)	(94)
Increase in advances from borrowers for taxes and insurance	593	521

Net cash (used in) provided by financing activities	(5,496)	(9,728)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,505)	(16,454)
CASH AND CASH EQUIVALENTS—Beginning of period	87,710	80,307

CASH AND CASH EQUIVALENTS—End of period	$86,205	$63,853

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid during the period for:
Interest	$3,075	$3,361
Income Taxes	$1,425	$2,880
SUPPLEMENTAL DISCLOSURES OF NON-CASH ITEMS
Transfers of loans to real estate owned	$1,045	$972

See notes to unaudited condensed consolidated financial statements.

OCEAN SHORE HOLDING CO. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(All dollar amounts presented in the tables, except share and per share amounts, are in thousands)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Financial Statement Presentation - The unaudited condensed consolidated financial statements include the accounts of Ocean Shore Holding Co. (the “Company”) and its subsidiaries. Intercompany balances and transactions have been eliminated in consolidation. The accompanying unaudited condensed consolidated financial statements were prepared in accordance with instructions to Form 10-Q, pursuant to the rules and regulations of the United States Securities and Exchange Commission (SEC) for interim information, and, therefore, do not include information or footnotes necessary for a complete presentation of financial position, results of operations, changes in stockholders’ equity and cash flows in conformity with accounting principles generally accepted in the United States of America (“GAAP”). However, all normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the condensed consolidated financial statements have been included. These financial statements should be read in conjunction with the audited consolidated financial statements and the accompanying notes thereto included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2015. The results for the six months ended June 30, 2016 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2016 or any other period. The Company has evaluated subsequent events through the date of the issuance of its financial statements.

Use of Estimates in the Preparation of Financial Statements - The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of income and expenses during the reporting period. The most significant estimates and assumptions relate to the allowance for loan losses, other-than-temporary impairment on investment securities, goodwill and intangible impairment, deferred income taxes and the fair value measurements of financial instruments. Actual results could differ from those estimates under different assumptions and conditions, and the differences may be material to the consolidated financial statements.

New Accounting Pronouncements -

In May 2014, the FASB issued ASU 2014-09, which created Accounting Standard Codification (“ASC”) ASC 606, Revenue from Contracts with Customers, superseding the revenue recognition requirements in ASC 605. This ASU requires entities to recognize revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendment includes a five-step process to assist an entity in achieving the main principle(s) of revenue recognition under ASC 605. In August 2015, the FASB issued ASU No. 2015-14 (“ASU 2015-14”), Revenue from Contracts with Customers (Topic 606)—Deferral of the Effective Date, which deferred the effective date of ASU 2014-09 for reporting periods beginning after December 15, 2016 to reporting periods beginning after December 15, 2017. The provisions of this ASU are to be applied retrospectively. Early adoption is not permitted. The Company is currently in the process of evaluating the impacts of the adoption of this ASU on its financial position, results of operations and disclosures.

In August 2014, the FASB also issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU requires entities to perform an assessment of going concern and provides specific guidance on when and how to assess or disclose going concern uncertainties. The new standard also defines terms used in the evaluation of going concern, such as “substantial doubt.” Following application, the Company will be required to perform assessments at each annual and interim period, provide an assessment period of one year from the issuance date, and make disclosures in certain circumstances in which substantial doubt is identified. The amendment will be effective for the Company for the first reporting period ending after December 15, 2016. Early adoption is permitted. The Company is currently in the process of evaluating the impacts of the adoption of this ASU on its financial position, result of operations and disclosures.

In January 2016, the FASB issued ASU 2016-01, Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. This ASU requires that 1) equity investments, except those accounted for under the equity method of accounting or result in consolidation of the investee, be measured at fair value with changes in the fair value being recorded in net income, unless those equity investments do not have readily determinable fair values in which case they will be measured at cost less impairment, if any, plus the effect of changes resulting from observable price transactions in orderly transactions or for the identical or similar investment of the same issuer, 2) simplifies the impairment assessment of equity instruments that do not have readily determinable fair values, 3) eliminates the requirement to disclose methods and assumptions used to estimate fair value of instruments measured at amortized cost on the balance sheet, 4) requires public entities to use “exit price” when measuring the fair value of financial instruments, 5) requires entities to separately present in other comprehensive income the portion of the total change in fair value of a liability resulting from instrument-specific credit risk when the fair value option has been elected for that liability, 6) requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset on the balance sheet or in the accompanying notes, and 7) clarifies that an entity should evaluate the need for a valuation allowance on its deferred tax asset related to its available-for-sale securities in combination with its other deferred tax assets. The amendment will be effective for the Company for the first reporting period beginning after December 15, 2017. Adoption of the amendment must be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption, except for amendments related to equity instruments that do not have readily determinable fair values which should be applied prospectively. Early adoption is permitted. The Company is currently in the process of evaluating the impacts of the adoption of this ASU on its financial position, results of operations and disclosures.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718). This ASU simplifies various aspects relating to share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, accounting for forfeitures, and classification on the statement of cash flows. The amendment will be effective for the Company for the first reporting period beginning after December 15, 2016. Early adoption is permitted. If early adopted, an entity must adopt all of the amendments in the same period. Depending on the area of change, the amendment will be applied either prospectively, retrospectively or by using a modified retrospective approach. The Company is currently in the process of evaluating the impacts of the adoption of this ASU on its financial position, results of operations and disclosures.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments. This ASU requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Entities will now use forward-looking information to better form their credit loss estimates. The ASU also requires enhanced disclosures to help financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an entity’s portfolio. The amendment will be effective for the Company for the first reporting period beginning after December 15, 2019. Early adoption is permitted. The Company is currently in the process of evaluating the impacts of the adoption of this ASU on its financial position, results of operation and disclosures.

2.	INVESTMENT SECURITIES

Investment securities are summarized as follows:

	June 30, 2016
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value
	(Dollars in thousands)
Held to Maturity
Debt Securities - Municipal	$375	$—	$—	$375
U.S. Treasury and government sponsored entity mortgage-backed securities	467	54	—	521

Totals	$842	$54	$—	$896

Available for Sale
Debt securities:
Corporate	$5,678	$10	$(1,042)	$4,646
U.S. Treasury and federal agencies	33	—	—	33
Equity securities	3	2	—	5
U.S. treasury and government sponsored entity mortgage-backed securities	102,049	535	(479)	102,105

Totals	$107,763	$547	$(1,521)	$106,789

	December 31, 2015
	Amortized Cost	Gross Unrealized Gain	Gross Unrealized Loss	Estimated Fair Value
	(Dollars in thousands)
Held to Maturity
Debt Securities - Municipal	$577	$—	$—	$577
U.S. Treasury and government sponsored entity mortgage-backed securities	507	53	—	560

Totals	$1,084	$53	$—	$1,137

Available for Sale
Debt securities:
Corporate	$9,660	$26	$(842)	$8,844
U.S. Treasury and federal agencies	10,033	7	—	10,040
Equity securities	3	39	—	42
U.S. Treasury and government sponsored entity mortgage-backed securities	94,248	223	(1,489)	92,982

Totals	$113,944	$295	$(2,331)	$111,908

As of June 30, 2016 and December 31, 2015, the Company had investment securities available for sale with an estimated fair value of $101.2 million and $97.9 million, respectively, pledged as collateral to secure public fund deposits.

The following table provides the gross unrealized losses and fair value, aggregated by investment category and length of time the individual securities have been in a continuous unrealized loss position at June 30, 2016 and December 31, 2015:

	June 30, 2016
	Less Than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss
	(Dollars in thousands)
Debt securities - Corporate	$—	$—	$2,645	$(1,042)	$2,645	$(1,042)
U.S. treasury and government sponsored entity mortgage- backed securities	—	—	39,304	(479)	39,304	(479)

Totals	$—	$—	$41,949	$(1,521)	$41,949	$(1,521)

	December 31, 2015
	Less Than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss	Estimated Fair Value	Gross Unrealized Loss
	(Dollars in thousands)
Debt securities - Corporate	$—	$—	$2,843	$(842)	$2,843	$(842)
U.S. Treasury and government sponsored entity mortgage- backed securities	20,704	(217)	51,821	(1,272)	72,525	(1,489)

Totals	$20,704	$(217)	$54,664	$(2,114)	$75,368	$(2,331)

Management has reviewed its investment securities as of June 30, 2016 and has determined that all declines in fair value below amortized cost are temporary.

Management evaluates securities for other-than-temporary impairment (“OTTI”) at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. The OTTI assessment is a subjective process requiring the use of judgments and assumptions. During the securities-level assessments, consideration is given to (1) the intent not to sell and probability that the Company will not be required to sell the security before recovery of its cost basis to allow for any anticipated recovery in fair value, (2) the financial condition and near-term prospects of the issuer, as well as company news and current events, and (3) the ability to collect the future expected cash flows. Key assumptions utilized to forecast expected cash flows may include loss severity, expected cumulative loss percentage, cumulative loss percentage to date, weighted average FICO and weighted average loan-to-value (“LTV”), rating or scoring, credit ratings and market spreads, as applicable.

The Company assesses and recognizes OTTI in accordance with applicable accounting standards. Under these standards, if the Company determines that a security in the unrealized loss position is designated to be sold or it is more likely than not that the Company will be required to sell the security prior to recovery of its amortized cost basis, the impairment of such security is concluded to be other than temporary and the entire amount of the unrealized loss will be recorded in earnings. If the Company has not made a decision to sell the security and it does not expect that it will be required to sell the security prior to the recovery of the amortized cost basis but the Company concludes that the entire amortized cost basis of the security will not be recovered, while the OTTI is concluded to exists, the Company only recognizes currently in earnings the amount of decline in value attributable to credit deterioration, with the remaining component of OTTI presented in other comprehensive income.

Corporate Debt Securities - The Company’s investments in the preceding table in corporate debt securities consist of corporate debt securities issued by large financial institutions and single issuer and pooled trust preferred/collateralized debt obligations backed by bank trust preferred capital securities.

At June 30, 2016, two single issuer trust preferred securities have been in a continuous unrealized loss position for 12 months or longer. Those securities have aggregate depreciation of 28.3% from the Company’s amortized cost basis. The initial decline of these securities was primarily attributable to depressed market pricing of non-rated issues of trust preferred securities observed during the financial downturn. The unrealized loss position continued to improve, and the current decline of these debt securities is principally attributable to the rising interest rate environment and depressed pricing on lower yielding investments with prolonged maturities, which had an impact for these types of investments. These securities were performing in accordance with their contractual terms as of June 30, 2016, and had paid all contractual cash flows since the Company’s initial investment. Management believes these unrealized losses are not other-than-temporary based upon the Company’s analysis that the securities will perform in accordance with their terms and the Company’s intent not to sell these investments for a period of time sufficient to allow for the anticipated recovery of fair value, which may be maturity. The Company expects recovery of fair value when market conditions have stabilized and that the Company will receive all contractual principal and interest payments related to those investments.

United States Treasury, US Federal Agencies and Government Sponsored Enterprise Mortgage-backed Securities - The Company’s investments in the preceding table in United States government sponsored enterprise notes consist of debt obligations of the Federal Home Loan Bank (“FHLB”), Federal Home Loan Mortgage Corporation (“FHLMC”), and Federal National Mortgage Association (“FNMA”). At June 30, 2016 the Company had 11 agency mortgage-backed securities with unrealized losses for 12 months or longer. Those securities had aggregate depreciation of 1.2% from the Company’s amortized cost basis. These securities were performing in accordance with their contractual terms as of June 30, 2016, and had paid all contractual cash flows since the Company’s initial investment and that the Company expects to receive all contractual principal and interest payments related to those investments. Management believes these unrealized losses are not other-than-temporary based upon the Company’s analysis that the securities will perform in accordance with their terms and the Company’s intent not to sell these investments for a period of time sufficient to allow for the anticipated recovery of fair value, which may be maturity.

The amortized cost and estimated fair value of debt securities available for sale and held to maturity at June 30, 2016 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	June 30, 2016
	Held to Maturity		Available for Sale Securities
	Amortized Cost	Estimated Fair Value	Amortized Cost	Estimated Fair Value
	(Dollars in thousands)
Due within 1 year	$375	$375	$1,990	$2,000
Due after 1 year through 5 years	—	—	33	33
Due after 5 years through 10 years	—	—	—	—
Due after 10 years	—	—	3,688	2,646

Total	$375	$375	$5,711	$4,679

Equity securities had a cost of $3 thousand and a fair value of $5 thousand as of June 30, 2016. Mortgage-backed securities had a cost of $102.5 million and a fair value of $102.6 million as of June 30, 2016.

3.	LOANS RECEIVABLE – NET

Loans receivable consist of the following:

	June 30, 2016	December 31, 2015
	(Dollars in thousands)
Real estate - mortgage:
One-to-four family residential	$611,795	$607,807
Commercial and multi-family	84,644	84,075

Total real estate-mortgage	696,439	691,882

Real estate - construction:
Residential	19,274	14,960
Commercial	5,126	3,595

Total real estate - construction	24,400	18,555

Commercial	20,412	21,383

Consumer:
Home equity	48,769	51,001
Other consumer loans	287	431

Total consumer loans	49,056	51,432

Total loans	790,307	783,252
Net deferred loan cost	4,157	3,886
Allowance for loan losses	(3,245)	(3,190)

Net total loans	$791,219	$783,948

The Bank originates loans to customers primarily in its local market area. The ultimate repayment of these loans is dependent to a certain degree on the local economy and real estate market. The intent of management is to hold loans originated and purchased to maturity.

Changes in the allowance for loan losses are as follows:

	Six months Ended June 30,
	2016	2015
	(Dollars in thousands)
Balance, beginning of period	$3,190	$3,760
Provision for loan loss	313	331
Charge-offs	(258)	(699)
Recoveries	—	—

Balance, end of period	$3,245	$3,392

The provision for loan losses charged to expense is based upon past loan loss experiences, a series of qualitative factors, and an evaluation of losses in the current loan portfolio, including the specific evaluation of impaired loans. Values assigned to the qualitative factors and those developed from historic loss experience provide a dynamic basis for the calculation of reserve factors for both pass–rated loans (general pooled allowance) and the criticized and classified loans that continue to perform.

Non-performing assets segregated by class of loans are as follows:

	June 30, 2016	December 31, 2015
	(Dollars in thousands)
Real estate
One-to-four family residential	$2,605	$2,597
Commercial and multi-family	705	1,580
Real estate – construction	143	143
Commercial	41	41
Consumer	237	601

Non-accrual loans	3,731	4,962
Troubled debt restructuring, non-accrual	390	708

Total non-performing loans	4,121	5,670

Real estate owned	1,662	1,814

Total non-performing assets	$5,783	$7,484

A rollforward of the Company’s nonaccretable and accretable yield on loans accounted for under ASU 310-30, Loans and Debts Securities Acquired with Deteriorated Credit Quality, is shown below for the six month periods ended June 30, 2016 and 2015:

	Contractual Receivable Amount	Nonaccretable (Yield)/ Premium	Accretable (Yield)/ Premium	Carrying Amount
	(Dollars in thousands)
Balance at January 1, 2016	$38,621	$(2,423)	$426	$36,624
Principal reductions	(3,028)	—	—	(3,028)
Charge-offs, net	(752)	752	—	—
Accretion of loan discount (premium)	—	—	(53)	(53)
Transfer between nonaccretable and accretable yield	—	—	—	—
Settlement adjustments	—	—	—	—

Balance at June 30, 2016	$34,841	$(1,671)	$373	$33,543

	Contractual Receivable Amount	Nonaccretable (Yield)/ Premium	Accretable (Yield)/ Premium	Carrying Amount
	(Dollars in thousands)
Balance at January 1, 2015	$44,216	$(2,540)	$542	$42,218
Principal reductions	(2,856)	—	—	(2,856)
Charge-offs, net	(62)	62	—	—
Accretion of loan discount (premium)	—	—	(58)	(58)
Transfer between nonaccretable and accretable yield	—	—	—	—
Settlement adjustments	—	—	—	—

Balance at June 30, 2015	$41,298	$(2,478)	$484	$39,304

An age analysis of past due loans, segregated by class of loans, as of June 30, 2016 and December 31, 2015 are as follows:

	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans Receivable
	(Dollars in thousands)
June 30, 2016
Real estate
1-4 family residential	$1,844	$—	$2,976	$4,820	$606,975	$611,795
Commercial and multi-family	—	—	705	705	83,939	84,644
Construction	—	—	143	143	24,257	24,400
Commercial	—	—	41	41	20,371	20,412
Consumer	257	88	236	581	48,475	49,056

Total	$2,101	$88	$4,101	$6,290	$784,017	$790,307

December 31, 2015
Real estate
1-4 family residential	$1,483	$—	$2,968	$4,451	$603,356	$607,807
Commercial and multi-family	—	—	1,580	1,580	82,495	84,075
Construction	—	—	143	143	18,412	18,555
Commercial	—	—	41	41	21,342	21,383
Consumer	93	21	601	715	50,717	51,432

Total	$1,576	$21	$5,333	$6,930	$776,322	$783,252

Impaired loans are set forth the in the following table. No interest income was recognized on impaired loans subsequent to their classification as impaired.

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment
	(Dollars in thousands)
June 30, 2016
With no related allowance recorded
Real Estate
1-4 Family Residential	$5,617	$5,785	$—	$144
Commercial and Multi-Family	671	670	—	168
Construction	143	143	—	143
Commercial	41	41	—	41
Consumer	807	807	—	58
With an allowance recorded
Real Estate
1-4 Family Residential	3,219	3,279	622	293
Commercial and Multi-Family	285	310	132	285
Construction	—	—	—	—
Commercial	168	168	4	168
Consumer	275	320	52	69
Total
Real Estate
1-4 Family Residential	$8,836	$9,064	$622	$177
Commercial and Multi-Family	956	980	132	191
Construction	143	143	—	143
Commercial	209	209	4	104
Consumer	1,082	1,127	52	60
December 31, 2015
With no related allowance recorded
Real Estate
1-4 Family Residential	$6,103	$6,320	$—	$153
Commercial and Multi-Family	1,545	1,545	—	257
Construction	143	143	—	143
Commercial	41	41	—	41
Consumer	1,187	1,187	—	66
With an allowance recorded
Real Estate
1-4 Family Residential	3,758	3,868	599	268
Commercial and Multi-Family	285	310	23	285
Commercial	—	—	—	—
Consumer	179	179	4	179
Total	434	479	179	72
Real Estate
1-4 Family Residential	$9,861	$10,188	$599	$183
Commercial and Multi-Family	1,830	1,855	23	261
Construction	143	143	—	143
Commercial	220	220	4	110
Consumer	1,621	1,666	179	68

Included in the Company’s loan portfolio are modified commercial loans. Per FASB ASC 310-40, Troubled Debt Restructuring (“TDR”), a modification is one in which the creditor, for economic or legal reasons related to the debtor’s financial difficulties, grants a concession to the debtor that it would not otherwise consider, such as providing for a below market interest rate and/or forgiving principal or previously accrued interest; this modification may stem from an agreement or be imposed by law or a court, and may involve a multiple note structure. Generally, prior to the modification, the loans which are modified as a TDR are already classified as non-performing. These loans may only be returned to performing (i.e. accrual status) after considering the borrower’s sustained repayment performance for a reasonable amount of time, generally six months; this sustained repayment performance may include the period of time just prior to the restructuring. As of June 30, 2016, the Company has 20 existing TDR agreements with a total carrying value of $4.3 million, of which three were not performing totaling $390 thousand as compared to 18 TDR agreements with a total carrying value of $4.5 million of which nine were not performing totaling $1.5 million as of June 30, 2015. The Company has not entered into any additional TDR agreements during the three and six month periods ending June 30, 2016. During the three and six month periods ending June 30, 2015 the company entered into three and five new TDR agreements totaling $276 thousand and $633 thousand, respectively.

Federal regulations require us to review and classify our assets on a regular basis. In addition, federal banking regulators have the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. “Substandard assets” must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. “Doubtful assets” have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as “loss” is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations also provide for a “special mention” category, described as assets which do not currently expose us to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving our close attention. When we classify an asset as substandard or doubtful we establish a specific allowance for loan losses. If we classify an asset as loss, we charge off an amount equal to 100% of the portion of the asset classified loss.

The following table presents classified loans by class of loans as of June 30, 2016 and December 31, 2015.

	Real Estate
	1-4 Family Residential		Commercial and Multi-Family		Construction		Commercial		Consumer
	6/30/2016	12/31/2015	6/30/2016	12/31/2015	6/30/2016	12/31/2015	6/30/2016	12/31/2015	6/30/2016	12/31/2015
	(Dollars in thousands)
Grade:
Special Mention	$3,827	$3,182	$677	$321	$—	$—	$—	$—	$1,022	$807
Substandard	7,396	7,916	3,063	3,989	143	143	548	557	763	1,272
Doubtful and Loss	—	—	—	—	—	—	—	—	—	—

Total	$11,223	$11,098	$3,740	$4,310	$143	$143	$548	$557	$1,785	$2,079

The following table presents the credit risk profile of loans based on payment activity as of June 30, 2016 and December 31, 2015.

	Real Estate
	1-4 Family Residential		Commercial and Multi-Family		Construction		Commercial		Consumer
	6/30/2016	12/31/2015	6/30/2016	12/31/2015	6/30/2016	12/31/2015	6/30/2016	12/31/2015	6/30/2016	12/31/2015
	(Dollars in thousands
Performing	$609,190	$605,210	$83,939	$82,495	$24,257	$18,412	$20,371	$21,342	$48,819	$50,831
Non-Performing	2,605	2,597	705	1,580	143	143	41	41	237	601

Total	$611,795	$607,807	$84,644	$84,075	$24,400	$18,555	$20,412	$21,383	$49,056	$51,432

The following table details activity in the allowance for possible loan losses by portfolio segment for the six month periods ended June 30, 2016 and 2015. Allocation of a portion of the allowance to one category does not preclude its availability to absorb losses in other categories.

	Real Estate
	1-4 Family Residential	Commercial and Multi-Family	Construction	Commercial	Consumer	Total
	(Dollars in thousands)
June 30, 2016
Allowance for credit losses:
Beginning Balance	$2,051	$240	$25	$236	$638	$3,190
Charge-offs	(78)	(84)	—	—	(96)	(258)
Recoveries	—	—	—	—	—	—
Provision for loan losses	52	288	10	152	(189)	313

Ending balance	$2,025	$444	$35	$388	$353	$3,245

Ending balance: individually evaluated for impairment	$622	$132	$—	$4	$52	$810

Ending balance: collectively evaluated for impairment	$1,403	$312	$35	$384	$301	$2,435

Loan Receivables:
Ending balance	$611,795	$84,644	$24,400	$20,412	$49,056	$790,307

Ending balance: individually evaluated for impairment	$8,836	$956	$143	$209	$1,082	$11,226

Ending balance: collectively evaluated for impairment	$602,959	$83,688	$24,257	$20,203	$47,974	$779,081

June 30, 2015
Allowance for credit losses:
Beginning Balance	$2,318	$625	$33	$380	$404	$3,760
Charge-offs	(221)	(24)	—	(306)	(148)	(699)
Recoveries	—	—	—	—	—	—
Provision for loan losses	117	(299)	1	276	236	331

Ending balance	$2,214	$302	$34	$350	$492	$3,392

Ending balance: individually evaluated for impairment	$623	$23	$—	$4	$34	$684

Ending balance: collectively evaluated for impairment	$1,591	$279	$34	$346	$458	$2,708

Loan Receivables:
Ending balance	$593,633	$88,324	$22,359	$22,740	$53,483	$780,539

Ending balance: individually evaluated for impairment	$9,857	$1,830	$143	$190	$1,060	$13,080

Ending balance: collectively evaluated for impairment	$583,776	$86,494	$22,216	$22,550	$52,423	$767,459

4.	DEPOSITS

Deposits consist of the following major classifications:

	June 30, 2016		December 31, 2015
	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
	(Dollars in thousands)
NOW and other demand deposit accounts	$438,196	0.13%	$457,488	0.13%
Passbook savings and club accounts	180,438	0.20%	174,640	0.20%

Subtotal	618,634		632,128

Certificates with original maturities:
Within one year	25,887	0.30%	29,341	0.30%
One to three years	139,453	0.98%	127,813	1.03%
Three years and beyond	22,727	1.51%	22,751	1.56%

Total certificates	188,067		179,905

Total	$806,701		$812,033

The aggregate amount of certificate accounts in denominations of $100 thousand or more at June 30, 2016 and December 31, 2015 amounted to $77.4 million and $70.6 million, respectively. Currently, deposits in excess of $250 thousand are generally not federally insured.

Municipal demand deposit accounts in denominations of $100 thousand or more at June 30, 2016 and December 31, 2015 amounted to $163.9 million and $194.6 million, respectively.

5.	EARNINGS PER SHARE

Basic net income per share is based upon the weighted average number of common shares outstanding, net of any treasury shares, while diluted net income per share is based upon the weighted average number of common shares outstanding, net of any treasury shares, after consideration of the potential dilutive effect of common stock equivalents, based upon the treasury stock method using an average market price for the period, and impact of unallocated Employee Stock Ownership Plan (“ESOP”) shares.

The calculated basic and dilutive EPS are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Dollars in thousands, except per share data)
Numerator – Net Income	$1,776	$1,739	$3,532	$3,452
Denominators:
Basic average shares outstanding	6,140,839	5,920,475	6,134,000	5,952,732
Effect of dilutive common stock equivalents	108,714	115,532	108,418	110,134

Diluted average shares outstanding	6,249,553	6,036,007	6,242,418	6,062,866
Earnings per share:
Basic	$0.29	$0.29	$0.58	$0.58
Diluted	$0.28	$0.29	$0.57	$0.57

At June 30, 2016 and 2015, there were 278,896 and 469,360 outstanding anti-dilutive options, respectively, and 25,620 and 53,960 outstanding dilutive non-vested shares, respectively.

6.	STOCK-BASED COMPENSATION

Stock-based compensation is accounted for in accordance with FASB ASC 718, Compensation – Stock Compensation. The Company establishes fair value for its equity awards to determine their cost. The Company recognizes the related expense for employees over the appropriate vesting period, or when applicable, service period. However, consistent with the stock compensation topic of the FASB Accounting Standards Codification, the amount of stock-based compensation recognized at any date must at least equal the portion of the grant date value of the award that is vested at that date and as a result it may be necessary to recognize the expense using a ratable method. In accordance with FASB ASC 505-50, Equity-Based Payments to Non-Employees, the compensation expense for non-employees is recognized on the grant date, or when applicable, the service period.

The Company’s 2005 and 2010 Equity-Based Incentive Plans (the “Equity Plans”) authorize the issuance of shares of common stock pursuant to awards that may be granted in the form of stock options to purchase common stock (“options”) and awards of shares of common stock (“stock awards”). The purpose of the Equity Plans is to attract and retain personnel for positions of substantial responsibility and to provide additional incentive to certain officers, directors, advisory directors, employees and other persons to promote the success of the Company. Under the Equity Plans, options expire ten years after the date of grant, unless terminated earlier under the option terms. A committee of non-employee directors has the authority to determine the conditions upon which the options granted will vest. Options are granted at the then fair market value of the Company’s stock.

A summary of the status of the Company’s stock options under the Equity Plans as of June 30, 2016 and 2015 and changes during the three months ended June 30, 2016 and 2015 are presented below:

	Six Months Ended June 30, 2016		Six Months Ended June 30, 2015
	Number of shares	Weighted average exercise price	Number of shares	Weighted average exercise price
Outstanding at the beginning of the period	380,407	$11.46	674,391	$12.15
Granted	—	—	—	—
Exercised	9,620	11.14	119,511	13.04
Forfeited	2,160	13.56	1,000	10.21

Outstanding at the end of the period	368,627	$11.45	553,880	$11.96

Exercisable at the end of the period	316,273	$11.10	425,537	$11.85

Stock options vested or expected to vest (1)	284,646	$11.10	382,983	$11.85

(1)	Includes vested shares and non-vested shares after a forfeiture rate, which is based upon historical data, is applied.

The following table summarizes all stock options outstanding under the Equity Plans as of June 30, 2016:

	Options Outstanding
Date Issued	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
November 21, 2006	14,506	$14.78	0.4 years
November 20, 2007	17,274	$11.32	1.4 years
August 18, 2010	201,959	$10.21	4.1 years
March 15, 2011	13,600	$12.06	4.7 years
August 17, 2011	43,998	$11.53	5.1 years
November 19, 2012	14,100	$13.10	6.4 years
November 19, 2013	63,190	$14.14	7.4 years

Total	368,627	$11.45	4.6 years

The compensation expense recognized for the three and six months ended June 30, 2016 was $45 thousand and $90 thousand, respectively, as compared to $46 thousand and $92 thousand for the three and six months ended June 30, 2015, respectively.

At June 30, 2016, there was $163 thousand of total unrecognized compensation cost related to options granted under the stock option plans. That cost is expected to be recognized over a weighted average period of 1.1 years.

Summary of Non-vested Stock Award Activity:

	Six Months ended June 30, 2016		Six Months ended June 30, 2015
	Number of shares	Weighted avg grant date fair value	Number of shares	Weighted avg grant date fair value
Beginning of period	26,610	$14.06	54,950	$10.74
Issued	—	—	—	—
Forfeited	—	—	—	—
Vested	990	$12.06	990	$12.06

Outstanding at June 30, 2015	25,620	$14.14	53,960	$12.73

The compensation expense recognized for the three and six months ended June 30, 2016 was $30 thousand and $63 thousand, respectively, as compared to $81 thousand and $162 thousand for the three and six months ended June 30, 2015.

As of June 30, 2016, there was $287 thousand of total unrecognized compensation costs related to non-vested stock awards. That cost is expected to be recognized over a weighted average period of 3 years.

7.	INCOME TAXES

Income tax expense was $1.8 million for an effective tax rate of 33.7% for the six months ended June 30, 2016 compared to $1.7 million for an effective tax rate of 33.4% for the same period in 2015.

Periodic reviews of the carrying amount of deferred tax assets are made to determine if the establishment of a valuation allowance is necessary. If based on the available evidence in future periods, it is more likely than not that all or a portion of the Company’s deferred tax assets will not be realized, a deferred tax valuation allowance would be established. Consideration is given to all positive and negative evidence related to the realization of the deferred tax assets.

Items considered in this evaluation include historical financial performance, expectation of future earnings, the ability to carry back losses to recoup taxes previously paid, length of statutory carryforward periods, experience with operating loss and tax credit carryforwards not expiring unused, tax planning strategies and timing of reversals of temporary differences. Significant judgment is required in assessing future earnings trends and the timing of reversals of temporary differences. The evaluation is based on current tax laws as well as expectations of future performance. At June 30, 2016 and December 31, 2015, no valuation allowance has been recorded for any portfolio of the outstanding deferred tax asset.

The Company recognizes, when applicable, interest and penalties related to unrecognized tax benefits in the provision for income taxes in the consolidated income statement. As of June 30, 2016, the tax years ended December 31, 2012 through 2015 were subject to examination by the Internal Revenue Service, while the tax years ended December 31, 2011 through 2015 were subject to New Jersey examination.

8.	STOCKHOLDERS’ EQUITY

During the second quarter of 2016, the Board of Directors of the Company declared a cash dividend of $0.06 per share, which was paid on May 27, 2016 to stockholders of record as of the close of business on May 6, 2016.

No reclassification adjustments were recognized in Accumulated Other Comprehensive Income during the six months ended June 30, 2016 and 2015. A summary of the changes in components of Accumulated Other Comprehensive Income for the six months ended June 30, 2016 and 2015 are presented below:

	Unrealized Gain (Loss) on Available for Sale Securities	Loss on Post Retirement Life Benefit	Accumulated Other Comprehensive Income
	(Dollars in thousands)
Beginning balance—01/01/2016	$(1,254)	$(133)	$(1,387)
Current period change	1,062	6	1,068
Tax benefit	(433)	—	(433)

Ending balance – 06/30/2016	$(625)	$(127)	$(752)

	Unrealized Gain (Loss) on Available for Sale Securities	Loss on Post Retirement Life Benefit	Accumulated Other Comprehensive Income
	(Dollars in thousands)
Beginning balance—01/01/2015	$(1,282)	$(169)	$(1,451)
Current period change	222	11	233
Tax benefit	(89)	—	(89)

Ending balance – 06/30/2015	$(1,149)	$(158)	$(1,307)

9.	FAIR VALUE MEASUREMENTS

The Company accounts for fair value measurement in accordance with FASB ASC 820, Fair Value Measurements and Disclosures. FASB ASC 820 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. FASB ASC 820 does not require any new fair value measurements. The definition of fair value retains the exchange price notion in earlier definitions of fair value. FASB ASC 820 clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability. The definition focuses on the price that would be received to sell the asset or paid to transfer the liability (an exit price), not the price that would be paid to acquire the asset or received to assume the liability (an entry price). FASB ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. FASB ASC 820 also clarifies the application of fair value measurement in a market that is not active.

FASB ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

In addition, the Company is to disclose the fair value measurements for financial assets on both a recurring and non-recurring basis.

The following tables present assets that are measured at fair value on a recurring basis by major product category and fair value hierarchy as of June 30, 2016 and December 31, 2015:

	Category Used for Fair Value Measurement
June 30, 2016	Level 1	Level 2	Level 3
	(Dollars in thousands)
Assets:
Securities available for sale:
U.S. government sponsored entity mortgage-backed securities	$—	$102,105	$—
U.S. Treasury and federal agencies	—	33	—
Corporate securities	—	4,646	—
Equity securities	5	—	—

Totals	$5	$106,784	$—

	Category Used for Fair Value Measurement
December 31, 2015	Level 1	Level 2	Level 3
	(Dollars in thousands)
Assets:
Securities available for sale:
U.S. government sponsored entity mortgage-backed securities	$—	$92,982	$—
U.S. Treasury and federal agencies	—	10,040	—
Corporate securities	—	8,844	—
Equity securities	42	—	—

Totals	$42	$111,866	$—

In accordance with the fair value measurement and disclosures topic of the FASB Accounting Standards Codification management assessed whether the volume and level of activity for certain assets have significantly decreased when compared with normal market conditions. The Company concluded that there was not a significant decrease in the volume and level of activity with respect to certain investments included in the corporate debt securities and classified as level 2 in accordance with the framework for fair value measurements. Fair value for such securities is obtained from third party broker quotes. The Company evaluated these values to determine that the quoted price is based on current information that reflects orderly transactions or a valuation technique that reflects market participant assumptions by benchmarking the valuation results and assumptions used against similar securities that are more actively traded in order to assess the reasonableness of the estimated fair values. The fair market value estimates we assign to these securities assume liquidation in an orderly fashion and not under distressed circumstances.

Certain assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The Company measures impaired loans, FHLB stock and loans or bank properties transferred into other real estate owned at fair value on a non-recurring basis.

Summary of Non-Recurring Fair Value Measurements

		Category Used for Fair Value Measurement
Six Month Period Ended	Total	Level 1	Level 2	Level 3	Total (Losses) Gains
	(Dollars in thousands)
June 30, 2016
Assets:
Impaired loans	$3,177	$—	$317	$2,860	$(103)
Real estate owned	646	—	329	317	(140)
June 30, 2015
Assets:
Impaired loans	$3,854	$—	$1,756	$2,098	$(39)
Real estate owned	780	—	780	—	(365)

Impaired Loans

The Company considers a loan to be impaired when it becomes probable that the Company will be unable to collect all amounts due in accordance with the contractual terms of the loan agreement. Under FASB ASC 310, collateral dependent impaired loans are valued based on the fair value of the collateral, which is based on appraisals, less cost to sell. These adjustments are based upon observable inputs, and therefore, the fair value measurement has been categorized as a level 2 measurement. In some cases, adjustments are made to the appraised values for various factors, including age of the appraisal, age of the comparables included in the appraisal, and known changes in the market and in the collateral. These adjustments are based upon unobservable inputs, and therefore, the fair value measurement has been categorized as a Level 3 measurement. At June 30, 2016, total loans remeasured at fair value were $3.2 million. Such loans were carried at the value of $3.3 million immediately prior to remeasurement, resulting in the recognition of impairment through earnings for the life of the loans in the amount of $103 thousand. At June 30, 2015, total loans remeasured at fair value were $4.0 million. Such loans were carried at the value of $4.0 million immediately prior to remeasurement, resulting in the recognition of impairment through earnings for the life of the loans in the amount of $39 thousand.

Real Estate Owned

Once an asset is determined to be uncollectible, the underlying collateral is repossessed and reclassified to foreclosed real estate and repossessed assets. These assets are carried at lower of cost or fair value of the collateral, less cost to sell. These adjustments are based upon observable inputs, and therefore, the fair value measurement has been categorized as a Level 2 measurement. In some cases, adjustments are made to the appraised values for various factors, including age of the appraisal, age of the comparables included in the appraisal, and known changes in the market and in the collateral. These adjustments are based upon unobservable inputs, and therefore, the fair value measurement has been categorized as a Level 3 measurement. Total real estate owned remeasured at fair value for the six months ended June 30, 2016 was $1.0 million, of which $400 thousand was sold. These properties were carried at a value of $786 thousand immediately prior to remeasurement, resulting in recognition of impairment through earnings of $140 thousand.

Fair Value of Financial Instruments

In accordance with FASB ASC 825-10-50-10, the Company is required to disclose the fair value of financial instruments. The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a distressed sale. Fair value is best determined using observable market prices; however, for many of the Company’s financial instruments, no quoted market prices are readily available. In instances where quoted market prices are not readily available, fair value is determined using present value or other techniques appropriate for the particular instrument. These techniques involve some degree of judgment and, as a result, are not necessarily indicative of the amounts the Company would realize in a current market exchange. Different assumptions or estimation techniques may have a material effect on the estimated fair value. The following table summarizes these results:

		Category Used For Fair Value
June 30, 2016	Carrying Amount	Level 1	Level 2	Level 3
	(Dollars in thousands)
Assets:
Cash and cash equivalents	$86,205	$86,205	$—	$—
Investment securities:
Held to maturity	842	—	896	—
Available for sale	106,789	5	106,784	—
Loans receivable, net	791,219	—	813,530	—
Federal Home Loan Bank stock	5,875	—	5,875	—
Liabilities:
NOW and other demand deposit accounts	438,196	—	433,627	—
Passbook savings and club accounts	180,438	—	176,021	—
Certificates	188,067	—	189,265	—
Advances from Federal Home Loan Bank	105,000	—	113,084	—

		Category Used For Fair Value
December 31, 2015	Carrying Amount	Level 1	Level 2	Level 3
	(Dollars in thousands)
Assets:
Cash and cash equivalents	$87,710	$87,710	$—	$—
Investment securities:
Held to maturity	1,084	—	1,137	—
Available for sale	111,908	42	111,866	—
Loans receivable, net	783,948	—	793,597	—
Federal Home Loan Bank stock	5,864	—	5,864	—
Liabilities:
NOW and other demand deposit accounts	457,486	—	476,186	—
Passbook savings and club accounts	174,640	—	183,352	—
Certificates	179,905	—	180,624	—
Advances from Federal Home Loan Bank	105,000	—	111,315	—

Cash and Cash Equivalents—For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value.

Investment and Mortgage-Backed Securities—For investment securities, fair values are based on a combination of quoted prices for identical assets in active markets, quoted prices for similar assets in markets that are either actively or not actively traded and pricing models, discounted cash flow methodologies, or similar techniques that may contain unobservable inputs that are supported by little or no market activity and require significant judgment. For investment securities that do not actively trade in the marketplace, (primarily our investment in trust preferred securities of non-publicly traded companies) fair value is obtained from third party broker quotes. The Company evaluates prices from a third party pricing service, third party broker quotes, and from another independent third party valuation source to determine their estimated fair value. These quotes are benchmarked against similar securities that are more actively traded in order to assess the reasonableness of the estimated fair values. The fair market value estimates we assign to these securities assume liquidation in an orderly fashion and not under distressed circumstances. For securities classified as available for sale, the changes in fair value are reflected in the carrying value of the asset and are shown as a separate component of stockholders’ equity.

Loans Receivable—Net—The fair value of loans receivable is estimated based on the present value using discounted cash flows based on estimated market discount rates at which similar loans would be made to borrowers and reflect similar credit ratings and interest rate risk for the same remaining maturities.

FHLB Stock—Although FHLB stock is an equity interest in an FHLB, it is carried at cost because it does not have a readily determinable fair value as its ownership is restricted and it lacks a market. While certain conditions are noted that required management to evaluate the stock for impairment, it is currently probable that the Company will realize its cost basis. Management concluded that no impairment existed as of June 30, 2016. The estimated fair value approximates the carrying amount.

NOW and Other Demand Deposit, Passbook Savings and Club, and Certificates Accounts—The fair value of NOW and other demand deposit accounts and passbook savings and club accounts is the amount payable on demand at the reporting date. The fair value of certificates is estimated by discounting future cash flows using interest rates currently offered on certificates with similar remaining maturities.

Advances from FHLB—The fair value was estimated by determining the cost or benefit for early termination of each individual borrowing.

Junior Subordinated Debenture—The fair value was estimated by discounting approximate cash flows of the borrowings by yields estimating the fair value of similar issues.

Commitments to Extend Credit and Letters of Credit—The majority of the Bank’s commitments to extend credit and letters of credit carry current market interest rates if converted to loans. Because commitments to extend credit and letters of credit are generally unassignable by either the Bank or the borrower, they only have value to the Bank and the borrower. The estimated fair value approximates the recorded deferred fee amounts, which are not significant.

The fair value estimates presented herein are based on pertinent information available to management as of June 30, 2016 and December 31, 2015. Although management is not aware of any factors that would significantly affect the fair value amounts, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since June 30, 2016 and December 31, 2015, and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

10.	GOODWILL AND INTANGIBLE ASSETS

Goodwill totaled $4.6 million at June 30, 2016 as compared to $4.6 million at December 31, 2015. The Company is in the process of performing its goodwill impairment test as of August 1, 2016 and will complete this process during the third quarter of 2016. At June 30, 2016, no triggering events have occurred from the date of the most recent impairment test that would have impaired goodwill.

The core deposit intangible totaled $391 thousand at June 30, 2016 as compared to $440 thousand at December 31, 2015. The core deposit intangible is being amortized over its estimated useful life of approximately 15 years from August 1, 2011.

11.	REAL ESTATE OWNED

Summary of Real Estate Owned (“REO”):

	2016			2015
	Residential	Commercial		Residential	Commercial
	Property	Property	Total	Property	Property	Total
	(Dollars in thousands)			(Dollars in thousands)
Balance, January 1,	$1,773	$41	$1,814	$609	$41	$650
Transfers into Real Estate Owned	230	815	1,045	777	195	972
Sales of Real Estate Owned	(847)	(350)	(1,197)	(429)	—	(429)

Balance, June 30,	$1,156	$506	$1,662	$957	$236	$1,193

12.	SUBSEQUENT EVENTS

On July 12, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with OceanFirst Financial Corp. (“OceanFirst”), the parent company of OceanFirst Bank, and Masters Merger Sub Corp. (“Merger Sub”), a wholly-owned subsidiary of OceanFirst. Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge (the “First-Step Merger”) with and into Ocean Shore, with Ocean Shore as the surviving entity, and immediately following the effective time of the First-Step Merger, Ocean Shore will merge with and into OceanFirst, with OceanFirst as the surviving entity (together with the First-Step Merger, the “Integrated Mergers”). It is anticipated that immediately following the consummation of the Integrated Mergers, Ocean City Home Bank, a federal savings bank, will merge with and into OceanFirst Bank, a federal savings bank, with OceanFirst Bank as the surviving bank.

At the effective time of the First-Step Merger, the Company’s shareholders will be entitled to receive $4.35 in cash and 0.9667 shares of OceanFirst common stock, par value $0.01 per share (“OceanFirst Common Stock” and, together with such cash consideration, the “Merger Consideration”), for each share of Company common stock. Additionally, all outstanding and unexercised options to purchase Company common stock will fully vest and will convert into the right to receive a number of shares of OceanFirst Common Stock (rounded down to the nearest whole share) determined by multiplying (i) the number of shares of Ocean Shore Common Stock subject to such Ocean Shore stock option immediately prior to the effective time by (ii) 1.2084; and the exercise price per share of the new option will be equal to the quotient obtained by dividing (a) the per share exercise price for the shares of Ocean Shore Common Stock subject to such Ocean Shore option by (b) 1.2084 (rounded up to the nearest whole cent). Each outstanding Company restricted stock award will vest at the effective time and will convert into the right to receive the Merger Consideration.

Subject to the satisfaction or waiver of the closing conditions contained in the Merger Agreement, including (1) the approval of the Merger Agreement by the Company’s shareholders, (2) the approval of the issuance of shares of OceanFirst Common Stock by OceanFirst’s stockholders, (3) the effectiveness of the registration statement on Form S-4 for the OceanFirst Common Stock to be issued in the transaction, (4) the receipt of required regulatory approvals, and (5) receipt by each party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, OceanFirst and the Company expect that the transaction will be completed during the fourth quarter of 2016 or the first quarter of 2017. However, it is possible that factors outside the control of both companies, including whether or when the required regulatory approvals will be received, could result in the merger being completed at a different time or not at all.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2016 presents the pro forma consolidated financial position of OceanFirst giving effect to the Transactions. The accompanying unaudited pro forma condensed combined income statements for the periods ending December 31, 2015 and June 30, 2016 present the pro forma results of operations of OceanFirst giving effect to each of the OceanFirst business combinations (with separate columns to present the pro forma effect of the Transactions and the Cape acquisition) assuming that each OceanFirst business combination became effective on January 1, 2015. These unaudited pro forma condensed combined financial statements are derived from and should be read in conjunction with the following historical financial statements, after giving effect to the applicable OceanFirst business combination, and the adjustments described in the following footnotes, and are intended to reflect the impact of the applicable OceanFirst business combination on OceanFirst:

•	separate historical audited consolidated financial statements of Ocean Shore as of and for the year ended December 31, 2015, and the related notes thereto, which are available in Ocean Shore’s Annual Report on Form 10-K for the year ended December 31, 2015 and are incorporated by reference in this joint proxy statement/prospectus;

•	separate historical consolidated financial statements of Ocean Shore as of and for the six months ended June 30, 2016, and the related notes thereto, which are available in Ocean Shore’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and are incorporated by reference in this joint proxy statement/prospectus;

•	separate historical audited consolidated financial statements of OceanFirst as of and for the year ended December 31, 2015, and the related notes thereto, which are available in OceanFirst’s Annual Report on Form 10-K for the year ended December 31, 2015 and are incorporated by reference in this joint proxy statement/prospectus;

•	separate historical consolidated financial statements of OceanFirst as of and for the six months ended June 30, 2016, and the related notes thereto, which are available in OceanFirst’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and are incorporated by reference in this joint proxy statement/prospectus;

•	separate historical audited consolidated financial statements of Cape as of and for the year ended December 31, 2015, and the related notes thereto, which are incorporated by reference in this joint proxy statement/prospectus from Cape’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and

•	(a) separate historical consolidated financial statements of Cape as of and for the quarter ended March 31, 2016, and the related notes thereto, which are incorporated by reference in this joint proxy statement/prospectus from Cape’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016; and (b) the internal accounting records of Cape for the period beginning on March 31, 2016 and ending on April 30, 2016, the last business day prior to the completion of the Cape acquisition.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs. Certain cost savings and revenue synergies may result from the Transactions. However, there can be no assurance that these cost savings or revenue synergies will be achieved. Cost savings, if achieved, could result from, among other things, the reduction of operating expenses, changes in corporate infrastructure and governance, the elimination of duplicative operating systems and the combination of regulatory and financial reporting requirements under one federally-chartered bank. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the Transactions been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company after completion of the Transactions.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION

AS OF JUNE 30, 2016

REFLECTING THE TRANSACTIONS

	OceanFirst (As Reported)	Ocean Shore (As Reported)	Adjustments to Reflect Acquisition of Ocean Shore			OceanFirst (Pro-forma)
(in thousands)
Assets
Cash and due from financial institutions and interest-bearing bank balances	$66,222	$86,205	$(39,283)	(a	)	$113,144
Securities and Federal Home Loan Bank Stock	547,358	113,506	55	(b	)	660,919
Loans receivable, net	3,130,046	791,219	7,966	(c	)	3,929,231
Mortgage loans held for sale	5,310	—	—			5,310
Other assets	190,500	42,744	(1,384)	(d	)	231,860
Deferred tax asset	37,052	4,140	(2,191)	(e	)	39,001
Core deposit intangible	3,903	391	7,631	(f	)	11,925
Goodwill	67,102	4,630	39,617	(g	)	111,349

Total assets	$4,047,493	$1,042,835	$12,411			$5,102,739

Liabilities and Stockholders’ Equity
Deposits	$3,206,262	$806,701	$975	(h	)	$4,013,938
Federal Home Loan Bank advances and other borrowings	402,776	105,000	7,447	(i	)	515,223
Other liabilities	29,197	15,483	—			44,680

Total liabilities	3,638,235	927,184	8,422			4,573,841

Stockholders’ equity
Common stock	336	73	(73)	(j	)	336
Additional paid-in capital	308,460	66,650	52,990	(j	)	428,100
Retained earnings	230,895	65,243	(65,243)	(j	)	230,895
Accumulated other comprehensive loss	(5,798)	(752)	752	(j	)	(5,798)
Less: Unallocated common stock held by
Employee Stock Ownership Plan	(2,903)	(2,126)	2,126	(j	)	(2,903)
Deferred compensation plans trust	—	(878)	878	(j	)	—
Treasury stock	(121,732)	(12,559)	12,559	(j	)	(121,732)

Total stockholders’ equity	409,258	115,651	3,989			528,898

Total liabilities and stockholders’ equity	$4,047,493	$1,042,835	$12,411			$5,102,739

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2016

REFLECTING THE TRANSACTIONS

	OceanFirst (As Reported)	Cape January 1, 2016 to May 1, 2016	Adjustments to Reflect OceanFirst’s Acquisition of Cape		OceanFirst (Pro-forma with Cape)	Ocean Shore (As Reported)	Adjustments to Reflect OceanFirst’s Acquisition of Ocean Shore		OceanFirst (Pro-forma)
(in thousands, except per share amounts)
INTEREST INCOME
Loans	$51,556	$18,207	$1,777	(k)	$71,540	$16,342	$(917)	(k)	$86,965
Investment securities and other	4,658	1,778	(78)	(l)	6,358	1,331	(4)	(l)	7,685

Total interest income	56,214	19,985	1,699		77,898	17,673	(921)		94,650

INTEREST EXPENSE
Deposits	3,042	1,349	(220)	(m)	4,171	1,318	(488)	(m)	5,001
Borrowed funds	2,599	3,108	—		5,707	1,708	(931)	(n)	6,484

Total interest expense	5,641	4,457	(220)		9,878	3,026	(1,419)		11,485

Net interest income	50,573	15,528	1,919		68,020	14,647	498		83,165
Provision for loan losses	1,225	1,216	—		2,441	313	—		2,754

Net interest income after provision for loan losses	49,348	14,312	1,919		65,579	14,334	498		80,411

NON-INTEREST INCOME
Fees and service charges	7,703	1,376	—		9,079	888	—		9,967
Net gain on sale of loans available for sale	349	93	—		442	—	—		442
Net loss on sale of investment securities available for sale	(12)	61	—		49	—	—		49
Net loss from other real estate operations	(719)	101	—		(618)	—	—		(618)
Income from Bank Owned Life Insurance	861	436	—		1,297	311	—		1,608
Bargain purchase gain	—	—	—		—	—	—		—
Other	77	163	—		240	876	—		1,116

Total non-interest income	8,259	2,230	—		10,489	2,075	—		12,564

NON-INTEREST EXPENSE
Compensation and employee benefits	19,898	7,496	—		27,394	6,652	—		34,046
Occupancy and equipment	5,790	1,615	(26)	(o)	7,379	2,423	(23)	(o)	9,779
Other operating expenses	10,808	4,379	—		15,187	1,954	—		17,141
Amortization of core deposit intangible	138	62	163	(p)	363	49	681	(p)	1,093
Expense from prepayment of borrowings	136	749	—		885	—	—		885
Merger related expense	8,591	4,237	(12,828)	(q)	—	—	—		—

Total non-interest expense	45,361	18,538	(12,691)		51,208	11,078	658		62,944

Income before provision for income taxes	12,246	(1,996)	14,610		24,860	5,331	(160)		30,031
Provision (benefit) for income taxes	4,380	984	4,667	(r)	10,031	1,799	(56)	(r)	11,774

Net income	$7,866	$(2,980)	$9,943		14,829	$3,532	$(104)		$18,257

Net income per common share
Basic	$0.40	$(0.23)	$—		$0.53	$0.58	—		$0.54
Diluted	$0.39	$(0.23)	$—		$0.52	$0.57	—		$0.53
Weighted Average Common Shares
Basic	19,694	12,815	(4,645)	(s)	27,864	6,134	(204)	(s)	33,794
Diluted	19,996	13,107	(4,751)	(s)	28,352	6,242	(208)	(s)	34,386

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2015

REFLECTING THE TRANSACTIONS

	OceanFirst (As Reported)	Cape (As Reported)	Adjustments to Reflect OceanFirst’s Acquisition of Cape		OceanFirst (Pro-forma with Cape)	Ocean Shore (As Reported)	Adjustments to Reflect OceanFirst’s Acquisition of Ocean Shore		OceanFirst (Pro- forma)
(in thousands, except per share amounts)
INTEREST INCOME
Loans	$77,694	$46,372	$4,945	(k)	$129,011	$32,715	$(1,834)	(k)	$159,892
Investment securities and other	8,169	4,703	(225)	(l)	12,647	2,435	(8)	(l)	15,074

Total interest income	85,863	51,075	4,720		141,658	35,150	(1,842)		174,966

INTEREST EXPENSE
Deposits	4,301	3,675	(565)	(m)	7,411	2,537	(975)	(m)	8,973
Borrowed funds	4,733	2,348	—		7,081	4,159	(1,862)	(n)	9,378

Total interest expense	9,034	6,023	(565)		14,492	6,696	(2,837)		18,351

Net interest income	76,829	45,052	5,285		127,166	28,454	995		156,615
Provision for loan losses	1,275	2,675	—		3,950	689	—		4,639

Net interest income after provision for loan losses	75,554	42,377	5,285		123,216	27,765	995		151,976

NON-INTEREST INCOME
Fees and service charges	14,116	4,099	—		18,215	1,986	—		20,201
Net gain on sale of loan servicing	111	—	—		111	—			111
Net gain on sale of loans available for sale	822	68	—		890	—	—		890
Net gain on sale of investment securities available for sale	—	150	—		150	3	—		153
Net loss from other real estate operations	(149)	(297)	—		(446)	—	—		(446)
Income from Bank Owned Life Insurance	1,501	1,211	—		2,712	629	—		3,341
Bargain purchase gain	—	6,479	—		6,479	—	—		6,479
Other	25	766	—		791	1,772	—		2,563

Total non-interest income	16,426	12,476	—		28,902	4,390	—		33,292

NON-INTEREST EXPENSE							—
Compensation and employee benefits	31,946	19,103	—		51,049	12,864	—		63,913
Occupancy and equipment	9,447	4,000	(78)	(o)	13,369	5,001	(46)	(o)	18,324
Other operating expenses	17,483	13,507	—		30,990	3,927	—		34,917
Amortization of core deposit intangible	21	144	517	(p)	682	96	1,364	(p)	2,142
Merger related expense	1,878	2,305	—		4,183	—	—		4,183

Total non-interest expense	60,775	39,059	439		100,273	21,888	1,318		123,479

Income before provision for income taxes	31,205	15,794	4,846		51,845	10,267	(323)		61,789
Provision (benefit) for income taxes	10,883	3,639	1,696	(r)	16,218	3,399	(113)	(r)	19,504

Net income	$20,322	$12,155	$3,150		$35,627	$6,868	$(210)		$42,285

Net income per common share
Basic	$1.22	$0.97	—		$1.45	$1.14	—		$1.39
Diluted	$1.21	$0.96	—		$1.43	$1.12	—		$1.37
Weighted Average Common Shares
Basic	16,600	12,548	(4,549)	(s)	24,599	6,015	(200)	(s)	30,414
Diluted	16,811	12,718	(4,610)	(s)	24,919	6,124	(204)	(s)	30,839

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Description of OceanFirst Business Combinations

Business Combination with Ocean Shore

On July 12, 2016, OceanFirst and Ocean Shore publicly announced that they had entered into the merger agreement pursuant to which, (i) Merger Sub will merge with and into Ocean Shore, with Ocean Shore surviving; (ii) immediately thereafter, Ocean Shore will merge with and into OceanFirst, with OceanFirst surviving; and (iii) immediately thereafter, Ocean Shore Bank will merge with and into OceanFirst Bank, with OceanFirst Bank surviving.

If the first-step merger is completed, each outstanding share of Ocean Shore common stock, except for certain shares of Ocean Shore common stock owned by Ocean Shore or OceanFirst, will be converted into the right to receive the merger consideration. OceanFirst will not issue any fractional shares of OceanFirst common stock in the first-step merger. Ocean Shore stockholders who would otherwise be entitled to receive a fraction of a share of OceanFirst common stock upon the completion of the first-step merger will instead be entitled to receive an amount in cash, rounded to the nearest cent, determined by multiplying the fraction of a share (rounded to the nearest thousandth when expressed as a decimal form) of OceanFirst common stock to which the holder would otherwise be entitled by the average closing-sale price per share of OceanFirst common stock on the NASDAQ (as reported by The Wall Street Journal) for the five full trading days ending on the day preceding the day on which the first-step merger is completed.

Business Combination with Cape

On May 2, 2016, OceanFirst completed its acquisition of Cape. Pursuant to the terms of the definitive agreement governing the Cape acquisition, (i) a wholly-owned subsidiary of OceanFirst merged with and into Cape, with Cape surviving; (ii) immediately thereafter, Cape merged with and into OceanFirst, with OceanFirst surviving; and (iii) immediately thereafter, Cape Bank merged with and into OceanFirst Bank, with OceanFirst Bank surviving. As reported in OceanFirst’s Quarterly Report on Form 10-Q for the period ending June 30, 2016, the total consideration paid by OceanFirst in the Cape acquisition was $196.4 million, including cash consideration of $30.5 million.

Note 2. Basis of Presentation

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations. However, management believes that the disclosures are adequate to make the information presented not misleading.

The unaudited pro forma condensed combined financial statements have been prepared based upon available information and certain assumptions that OceanFirst and Ocean Shore believe are reasonable under the circumstances. A final determination of the fair value of the assets acquired and liabilities assumed, which could not be made at the time that this document was prepared, may differ materially from the preliminary estimates. The final valuation may change the purchase price allocation, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the unaudited pro forma combined financial statements.

Business Combination with Ocean Shore

With respect to the Transactions, the unaudited pro forma condensed combined financial information assumes that the Transactions will be accounted for under the acquisition method of accounting with OceanFirst treated as the acquirer. Under the acquisition method of accounting, the identifiable assets and identifiable liabilities of Ocean Shore, as of the effective date of the Transactions, will be recorded by OceanFirst at their respective estimated fair values and the excess of the merger consideration over the fair value of Ocean Shore’s net identifiable assets will be allocated to goodwill.

The unaudited pro forma condensed combined statement of financial condition as of June 30, 2016 reflects the Transactions as if they had been completed as of June 30, 2016. The unaudited pro forma condensed combined statement of financial condition has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable net assets acquired in the Transactions. The estimated purchase price was calculated based upon $18.96 per share, the closing trading price of OceanFirst common stock on August 9, 2016, which was the latest practicable trading date before the date of this document. The final allocation of the purchase price will be determined after the completion of the Transactions. This allocation is dependent upon certain valuations and other studies that have not progressed to a stage where sufficient information is available to make a definitive allocation. The purchase price allocation adjustments and related amortization reflected in the unaudited pro forma combined financial statements are preliminary and have been made solely for the purpose of preparing these statements. The final allocation of the purchase price will be determined after the Transactions are completed and after completion of a thorough analysis to determine the fair value of Ocean Shore’s tangible and identifiable intangible assets and liabilities as of the date that the Transactions are completed.

The unaudited pro forma condensed combined income statements for the periods ending December 31, 2015 and June 30, 2016 reflect the results of operations of OceanFirst giving effect to the Transactions as if they had been consummated at the beginning of the periods presented and combines OceanFirst’s historical results for both such periods with the historical results of Ocean Shore.

OceanFirst expects to incur costs associated with integrating Ocean Shore. Unless indicated otherwise, the unaudited pro forma condensed combined financial statements do not reflect nonrecurring transaction costs, the cost of any integration activities or the benefits that may result from synergies that may be derived from any integration activities.

Business Combination with Cape

The Cape acquisition, which was consummated on May 2, 2016, was accounted for under the acquisition method of accounting with OceanFirst treated as the acquiror. Under the acquisition method of accounting, the consideration paid by OceanFirst has been allocated to the assets acquired and liabilities assumed of Cape based upon their estimated fair values, net of tax. The excess of consideration paid over the fair values of net assets acquired has been recorded as goodwill.

The unaudited pro forma condensed combined statements of income reflects the Cape acquisition as if it had been consummated at the beginning of the periods presented and combines OceanFirst’s historical results for the year ended December 31, 2015 and the six months ended June 30, 2016 with historical results for the same periods for Cape.

OceanFirst has incurred and expects to continue incurring costs associated with integrating Cape. Unless indicated otherwise, the unaudited pro forma condensed combined statements of income do not reflect nonrecurring transaction costs, the cost of any integration activities or the benefits that may result from synergies that may be derived from any integration activities.

Note 3. Purchase Price Allocation

Below is a summary of the purchase price allocation that was used to develop the pro forma condensed combined balance sheet as of June 30, 2016.

	Ocean Shore (As Reported)	Adjustments to Reflect Acquisition of Ocean Shore	Ocean Shores (As Adjusted for Acquisition Accounting)
(Dollars in thousands)
Fair Value of Assets Acquired
Cash, and due from financial institutions and interest-bearing bank balances	$86,205	$(13,232)	$72,973
Securities and Federal Home Loan Bank Stock	113,506	55	113,561
Loans receivable, net	791,219	7,966	799,185
Other assets	42,744	(1,384)	41,360
Deferred tax asset	4,140	(2,191)	1,949
Core deposit intangible	391	7,631	8,022

Total assets acquired	1,038,205	(1,155)	1,037,050

Fair Value of Liabilities Acquired
Deposits	806,701	$975	807,676
Federal Home Loan Bank advances and other borrowings	105,000	7,447	112,447
Other liabilities	15,483	—	15,483

Total liabilities acquired	927,184	8,422	935,606

Net assets acquired	111,021	(9,577)	101,444

Purchase Price			145,691

Goodwill			$44,247

Note 4. Pro forma Adjustments

(a)	Adjustment reflects payment of transaction expenses of $13.2 million (which includes cash payments expected to be made to certain Ocean Shore executive officers pursuant to the terms of the change in control agreements described in the section entitled “The Transactions — Interests of Ocean Shore’s Directors and Executive Officers in the Transactions — Change in Control Agreements Between Other Executive Officers and Ocean Shore” beginning on page 80 of the Registrant’s Form S-4 filed on August 23, 2016), and payment of cash consideration of $26.1 million to stockholders, representing $4.35 for each share of Ocean Shore common stock held by Ocean Shore stockholders.

(b)	Adjustment reflects the fair value premium on investment securities held to maturity.

(c)	Adjustment reflects elimination of Ocean Shore’s historical allowance for loan losses of $3.2 million, a fair value premium due to interest rates of $14.7 million, net of deferred fees, and a fair value discount due to credit of $9.9 million.

(d)	Adjustment reflects the fair value discount on premises and equipment.

(e)	Adjustment reflects the tax impact of pro forma accounting fair value adjustments.

(f)	Adjustment reflects the fair value of acquired core deposit intangible of $7.6 million, net of Ocean Shore’s existing core deposit intangible of $0.4 million. The core deposit intangible is calculated as the present value of the difference between a market participant’s cost of obtaining alternative funds and the cost to maintain the acquired deposit base. Deposit accounts that are evaluated as part of the core deposit intangible include demand deposit, money market and savings accounts.

(g)

Adjustment reflects the excess of the purchase price over the fair value of net assets acquired, net of Ocean Shore’s existing goodwill balance. The purchase price is based upon $18.96 per share, the closing trading price of OceanFirst’s common stock on August 9, 2016, which was the latest practicable trading date before the date of this document. The purchase price will not be finalized until the first-step merger is complete and will be based in part on the share price of OceanFirst on that date. See “Note 3. Purchase Price Allocation” above for more information regarding the allocation of the estimated OceanFirst purchase price.

(h)	Adjustment reflects the fair value premium on time deposits which was calculated by discounting future contractual payments at a current market interest rate.

(i)	Adjustment reflects the fair value premium on borrowings which was calculated by discounting future contractual payments at a current market interest rate.

(j)	Adjustment reflects elimination of Ocean Shore’s historical stockholder’s equity and the issuance of stock by OceanFirst as merger consideration.

(k)	In the case of Ocean Shore, interest income on loans was adjusted to reflect the difference between the contractual interest rate earned on loans and estimated premium amortization over the remaining life of the acquired loans based on current market yields for similar loans. In the case of Cape, interest income on loans was adjusted to reflect the difference between the contractual interest rate earned on loans and estimated discount accretion over the remaining life of the acquired loans based on current market yields for similar loans.

(l)	Interest income on securities was adjusted to reflect the difference between the contractual interest rate earned on securities and estimated premium amortization over the remaining life of the securities based on current market yields for similar securities.

(m)	Interest expense on deposits was adjusted to reflect the amortization of the time deposit fair value premium over the remaining life of the time deposits.

(n)	Interest expense on borrowings was adjusted to reflect the amortization of the estimated fair value premium over the remaining life of the borrowings.

(o)	Occupancy expense was adjusted to reflect the accretion of the fair market value discount on premises and equipment.

(p)	Adjustment reflects the amortization of core deposit intangible over an estimated ten year useful life and calculated on a sum of the years digits basis.

(q)	Adjustment to remove the merger related expenses related to the Cape acquisition.

(r)	Adjustment reflects the tax impact of the pro forma purchase accounting adjustments.

(s)	In the case of Ocean Shore and Cape, adjustment reflects the conversion of weighted average shares (basic and diluted) into equivalent shares of OceanFirst common stock based on the respective merger exchange ratios.